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                                                                   EXHIBIT 4.32








                       TEAM FLEET FINANCING CORPORATION,
                                   AS LESSOR

                              BUDGET GROUP, INC.,
                                  AS GUARANTOR

                        BUDGET RENT A CAR SYSTEMS, INC.

             and those Subsidiaries, Affiliates and Non-Affiliates
                             of Budget Group, Inc.
                          named on Schedule 1 hereto,
                                   AS LESSEES


                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II




                         Dated as of February 25, 2000

AS SET FORTH IN SECTION 25 HEREOF, THE LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.


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                MASTER MOTOR VEHICLE LEASE AGREEMENT - Group II


         This Master Motor Vehicle Lease Agreement - Group II (this "Agreement"), dated as of February 25, 2000, by and among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("Lessor"), BUDGET RENT A CAR SYSTEMS, INC. ("Budget Systems"), a Delaware corporation, and those direct or indirect Subsidiaries (the "Budget Subsidiaries") of Budget Group, Inc., those Affiliates (other than the Budget Subsidiaries) and non-Affiliates, (such Affiliates and non-Affiliates the "Non-Budget Lessees") of Budget Group, Inc. and will finance the acquisition of Financed Vehicles, that are listed on Schedule 1 hereto and those that become party to this Agreement pursuant to the provisions of Section 23 hereof (individually, each Budget Subsidiary and each Non-Budget Lessee, a "Lessee" and, collectively, the "Lessees"), and BUDGET GROUP, INC. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc. ("Team"), as guarantor (Budget in such capacity, the "Guarantor"; the Guarantor, together with the Lessees, is from time to time referred to as the "Lessee Group").


                              W I T N E S S E T H:

         WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1) intends to refinance the Initial Fleet and to purchase, finance the purchase of and refinance additional Financed Vehicles that are Eligible Repurchase Vehicles from one or more Manufacturers with (i) the proceeds obtained by the issuance from time to time of Group II Series of Notes and (ii) certain other funds;

         WHEREAS, the Lessor has purchased or will purchase Lessor-Owned Vehicles, and will finance the acquisition of Financed Vehicles, that are Group II Repurchase Vehicles from Manufacturers through dealers authorized by such Manufacturers, at auctions conducted by automobile dealers not affiliated with Budget, from Affiliates of Budget or through other vehicle sales;

         WHEREAS, the Lessor desires to lease to the Lessees, and the Lessees desire to lease from the Lessor, Group II Repurchase Vehicles so acquired, financed or refinanced by the Lessor for use in the daily vehicle rental businesses of the Lessees; and

         WHEREAS, the Guarantor has, pursuant to Section 24 hereof, guaranteed the obligations of the Lessees under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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                               TABLE OF CONTENTS

                                                                                             PAGE

1.       DEFINITIONS .........................................................................  3

2.       GENERAL AGREEMENT ...................................................................  3
         2.1   Leasing of Group II Vehicles...................................................  5
         2.2   Right of Lessees to Act as Lessor's Agent .....................................  6
         2.3   Payment of Capitalized Cost by Lessor .........................................  6
         2.4   Non-liability of Lessor .......................................................  7
         2.5   Conditions Precedent...........................................................  8

3.       TERM ................................................................................ 11
         3.1   Vehicle Term: Group II Repurchase Vehicles .................................... 11
         3.2   The "Lease Commencement Date" ................................................. 12

4.       RENT AND CHARGES .................................................................... 13
         4.1   Payment of Rent ............................................................... 13
         4.2   Payment of Monthly Supplemental Payments ...................................... 13
         4.3   Payment of Supplemental Rent .................................................. 13
         4.4   Payment of Termination Payments, Casualty Payments, and Late Return
               Payments ...................................................................... 13
         4.5   Late Payment .................................................................. 13
         4.6   Prepayments ................................................................... 13

5.       INSURANCE ........................................................................... 14
         5.1   Personal Injury and Damage .................................................... 14
         5.2   Delivery of Certificate of Insurance .......................................... 14
         5.3   Changes in Insurance Coverage ................................................. 14

6.       CASUALTY OBLIGATION ................................................................. 15
         6.1   Casualty ...................................................................... 15

7.       VEHICLE USE ......................................................................... 15

8.       REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND
               FINES ......................................................................... 16

9.       MAINTENANCE AND REPAIRS ............................................................. 16

10.      VEHICLE WARRANTIES .................................................................. 17

11.      VEHICLE RETURN GUIDELINES ........................................................... 17
         11.1  Vehicle Turn-in-Condition ..................................................... 17
         11.2  Return ........................................................................ 17
         11.3  Termination Payments .......................................................... 18
         11.4  Repurchase Price Interest ..................................................... 18

12.      DISPOSITION PROCEDURE ............................................................... 18

13.      ODOMETER DISCLOSURE REQUIREMENT ..................................................... 18

14.      [RESERVED.] ......................................................................... 19

15.      GENERAL INDEMNITY ................................................................... 19
         15.1  Indemnity by the Lessees ...................................................... 19
         15.2  Reimbursement Obligation by the Lessee Group .................................. 20
         15.3  Defense of Claims ............................................................. 20

16.      ASSIGNMENT .......................................................................... 21
         16.1  Right of the Lessor to Assign this Agreement .................................. 21
         16.2  Limitations on the Right of the Lessee to Assign this Agreement ............... 21

17.      DEFAULT AND REMEDIES THEREFOR. ...................................................... 21
         17.1  Lease Events of Default ....................................................... 21
         17.2  Effect of Lease Event of Default .............................................. 23
         17.3  Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default
                  or Limited Liquidation Event of Default .................................... 23
         17.4  Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation
                  Event of Default and Non-Performance of Certain Covenants................... 25
         17.5  Measure of Damages ............................................................ 26
         17.6  Application of Proceeds ....................................................... 27

18.      MANUFACTURER EVENTS OF DEFAULT ...................................................... 27

19.      LESSEE PARTIAL WIND-DOWN EVENTS ..................................................... 27

20.      RESERVED ............................................................................ 28

21.      CERTIFICATION OF TRADE OR BUSINESS USE .............................................. 28

                                      -ii-


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
22.      SURVIVAL............................................................................. 28

23.      ADDITIONAL LESSEES................................................................... 28

24.      GUARANTY............................................................................. 29
         24.1  Guaranty....................................................................... 29
         24.2  Scope of Guarantor's Liability................................................. 30
         24.3  Lessor's Right to Amend this Agreement, Etc.................................... 30
         24.4  Waiver of Certain Rights by Guarantor.......................................... 31
         24.5  Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees
                  Subordinated................................................................ 32
         24.6  Guarantor to Pay Lessor's Expenses............................................. 33
         24.7  Reinstatement.................................................................. 33
         24.8  Pari Passu Indebtedness........................................................ 34

25.      RIGHTS OF LESSOR ASSIGNED TO TRUSTEE................................................. 34

26.      RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR............ 35

27.      MODIFICATION AND SEVERABILITY........................................................ 35

28.      CERTAIN REPRESENTATIONS AND WARRANTIES............................................... 36
         28.1  Due Organization, Authorization, etc........................................... 36
         28.2  Financial Information; Financial Condition..................................... 36
         28.3  Litigation..................................................................... 37
         28.4  Liens.......................................................................... 37
         28.5  Employee Benefit Plans......................................................... 37
         28.6  Investment Company Act......................................................... 38
         28.7  Regulations T, U and X......................................................... 38
         28.8  Business Locations; Trade Names; Principal Places of Business Locations........ 38
         28.9  Taxes.......................................................................... 38
         28.10 Governmental Authorization..................................................... 38
         28.11 Compliance with Laws........................................................... 39
         28.12 Eligible Vehicles.............................................................. 39
         28.13 Supplemental Documents True and Correct........................................ 39
         28.14 Accuracy of Information........................................................ 39

29.      CERTAIN AFFIRMATIVE COVENANTS........................................................ 39
         29.1  Corporate Existence; Foreign Qualification..................................... 40
         29.2  Books, Records and Inspections................................................. 40

                                     -iii-


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
         29.3  Insurance...................................................................... 40
         29.4  Repurchase Programs............................................................ 40
         29.5  Reporting Requirements......................................................... 41
         29.6  Taxes and Liabilities.......................................................... 43
         29.7  Compliance with Laws........................................................... 43
         29.8  Maintenance of Separate Existence.............................................. 43
         29.9  Trustee as Lienholder.......................................................... 43

30.      CERTAIN NEGATIVE COVENANTS........................................................... 44
         30.1  Mergers, Consolidations........................................................ 44
         30.2  Other Agreements............................................................... 44
         30.3  Liens.......................................................................... 44
         30.4  Use of Vehicles................................................................ 45
         30.5  Restrictions on Distributions.................................................. 45

31.      BANKRUPTCY PETITION AGAINST LESSOR................................................... 45

32.      SUBMISSION TO JURISDICTION........................................................... 45

33.      GOVERNING LAW........................................................................ 46

34.      JURY TRIAL........................................................................... 46

35.      NOTICES.............................................................................. 46

36.      LIABILITY............................................................................ 47

37.      HEADINGS............................................................................. 47

38.      EXECUTION IN COUNTERPARTS............................................................ 47

39.      EFFECTIVENESS........................................................................ 47


ANNEX A              OPERATING LEASE TERMS
ANNEX B              FINANCING LEASE TERMS

SCHEDULE I           LESSEES AS OF SERIES 2000-1 CLOSING DATE
SCHEDULE II          NOTICE ADDRESSES
SCHEDULE 28.8        BUSINESS LOCATIONS
ATTACHMENT A-1       SCHEDULE OF INITIAL FLEET

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ATTACHMENT A-2       GROUP II VEHICLE ACQUISITION SCHEDULE
ATTACHMENT B         FORM OF POWER OF ATTORNEY
ATTACHMENT C         FORM OF JOINDER IN LEASE
ATTACHMENT D         FORM OF BILL OF SALE

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


         1. DEFINITIONS. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings ascribed to such terms in (a) the Definitions List (the "Definitions List") attached as Schedule 1 to the Amended and Restated Base Indenture, dated as of December 1, 1996, among the Lessor, Team (now known as Budget) and Bankers Trust Company, a New York banking corporation, as trustee, as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Base Indenture, and (b) each Supplement to the Base Indenture relating to a Series of Notes identified in such Supplement as being a Group II Series of Notes. Unless the context otherwise requires, terms defined in both the Base Indenture and one or more of such Series Supplements shall have the meanings assigned to such terms in the applicable Series Supplements.

         2. GENERAL AGREEMENT. (a) As specified in the attachments hereto, the Lessees and the Lessor intend that this Agreement be (i) an operating lease with respect to the Lessor-Owned Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

         (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a "true lease" with respect to the Lessor-Owned Vehicles, then it is the intention of the parties that this Agreement, as it applies to the Lessor-Owned Vehicles, shall constitute a security agreement under applicable law. It is the intention of the parties that this Agreement, as it applies to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. In furtherance thereof, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of each Lessee to the Lessor hereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof), each Lessee hereby grants to the Lessor a first priority security interest in all of such Lessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (the "Lease Collateral"):

                  (i) the rights of such Lessee under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which such Lessee is a party (the "Group II Lessee Agreements"), including, without limitation, (a) all monies due and to become due to such Lessee from the Guarantor and the Lessees under or in connection with the Group II Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Group II Lessee


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


         Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of such Lessee against any other party under or with respect to the Group II Lessee Agreements (whether arising pursuant to the terms of such Agreements or otherwise available to such Lessee at law or in equity), including the right to enforce any of the Group II Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Group II Lessee Agreements or the obligations of any party thereunder, (c) all Liens and property from time to time purporting to secure payment arising under or in connection with the Group II Lessee Agreements, together with all financing statements filed in favor of, or assigned to, such Lessee describing any collateral securing such obligations or liabilities and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of such Lessee pursuant to the Group II Lessee Agreements;

                  (ii) all Lessor-Owned Vehicles leased by such Lessee from the Lessor pursuant to this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest in such Lessor-Owned Vehicles, are determined to be owned by such Lessee, and all Certificates of Title with respect to such Lessor-Owned Vehicles;

                  (iii) all Financed Vehicles leased by such Lessee from the Lessor pursuant to this Agreement, and all Certificates of Title with respect to such Group II Vehicles;

                  (iv) all right, title and interest of such Lessee in, to and under any Repurchase Programs and all monies due and to become due thereunder in respect of (A) Lessor-Owned Vehicles leased under this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest in such Lessor-Owned Vehicles, are determined to be owned by such Lessee, and (B) Financed Vehicles leased under this Agreement, in each case, whether payable as Repurchase Prices or Guaranteed Payments;

                  (v) the Collection Account, the Group II Collection Account and each other collection account established pursuant to a Series Supplement with respect to any Group II Series of Notes; (a) all funds on deposit therein allocable to Group II Vehicles from time to time;
         (b) all certificates and instruments, if any, representing or evidencing any or all of such accounts or the funds on deposit therein allocable to Group II Vehicles from time to time; and (c) all investments made at any time and from time to time with the moneys allocable to Group II Vehicles in such accounts (including income thereon, including, without limitation, any and all such accounts, certificates, instruments and investments constituting "investment property" as defined in the UCC as in effect from time to time in the State of New York);

                  (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by such Lessee or by anyone on its behalf; and


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

                  (vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is the loss payee thereof) and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements.

         2.1 Leasing of Group II Vehicles. (a) From time to time, subject to the terms and provisions hereof, the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor, subject to the terms hereof, the Group II Repurchase Vehicles constituting the Initial Fleet, the Refinanced Vehicles and each additional Lessor-Owned Vehicle and Financed Vehicle identified in certain vehicle orders (each, a "Group II Vehicle Order") produced from time to time by a Lessee, listing Eligible Repurchase Vehicles ordered by such Lessee from Eligible Manufacturers or dealers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Repurchase Program or otherwise. Subject to the conditions precedent set forth in Section
2.5 hereof and to compliance with the terms of the related Series Supplements, the Lessor shall make available to the applicable Lessee (i) financing for the Financed Vehicles (other than Texas Vehicles and Hawaii Vehicles) and (ii) Lessor-Owned Vehicles, Texas Vehicles and Hawaii Vehicles for lease to the Lessees hereunder (each such financing or Lessor-Owned Vehicle made available, a "Master Lease Advance").

         (b) With respect to (i) any lease of Group II Vehicles in the Initial Fleet, (ii) the refinancing of any other Eligible Repurchase Vehicle owned by the Lessor or any Lessee (collectively, together with any Group II Vehicles in the Initial Fleet to be leased under this Agreement (including, without limitation, any Group II Vehicles previously subject to any other Leases and refinanced pursuant to this Agreement), the "Refinanced Vehicles"), and/or
(iii) the refinancing of Eligible Receivables, each applicable Lessee shall make available to the Lessor a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles and the Eligible Receivables, of a scope agreed upon by the Lessor (a "Refinancing Schedule").

         (c) With respect to any lease of Group II Vehicles not described in (b) above, each applicable Lessee shall make available to the Lessor a schedule containing the information with respect to such Group II Vehicles as is set forth in Attachment A-2 hereto (each, a "Group II Vehicle Acquisition Schedule"), or in such form as is otherwise requested by the Lessor. In addition, each Lessee leasing Vehicles pursuant to such Group II Vehicle Order agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time.

         (d) The Lessees and the Lessor acknowledge that concurrently with the execution and delivery of this Agreement, the Lessees specified on Schedule 1 hereto have made available to the Lessor Group II Vehicle Orders to lease Eligible Repurchase Vehicles currently owned by the Lessor pursuant to this Agreement, together with the required Group II Vehicle Acquisition Schedules or Refinancing Schedule, as the case may be, in respect of such Group II Vehicle Orders.

         (e) The Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor only Group II Vehicles that are Eligible Repurchase Vehicles. This Agreement, together with any other related documents attached to this Agreement or submitted with a Group II Vehicle Order or Refinancing Schedule, including without limitation any documents in connection with an Eligible Repurchase Program (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees hereunder.

         2.2 Right of Lessees to Act as Lessor's Agent. The Lessor agrees that any member of the Lessee Group may act as the Lessor's agent in placing Group II Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Group II Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee Group liable for losses due to such member of the Lessee Group's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Group II Vehicles to a location selected by the relevant Lessee at such Lessee's expense. Each Lessee agrees to accept Group II Repurchase Vehicles as produced and delivered except each Lessee will have the option to reject any Group II Repurchase Vehicle that may be rejected pursuant to the terms of the applicable Repurchase Program. The relevant Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Group II Repurchase Vehicle to the Manufacturer pursuant to the preceding sentence. Any member of the Lessee Group that places a Group II Vehicle Order for a Group II Repurchase Vehicle pursuant to this Agreement agrees that all Group II Repurchase Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Eligible Repurchase Program.

         2.3 Payment of Capitalized Cost by Lessor. (a) Upon invoicing of any Group II Vehicle by the Manufacturer or other seller thereof, the Lessor shall make a Master Lease Advance hereunder to pay to the Manufacturer, dealer or other seller of such Group II Vehicle (or to reimburse the applicable Lessee for) the costs and expenses incurred by the Lessor or such Lessee, as applicable, in connection with the acquisition of such Group II Vehicle as established by the invoice delivered in connection with such Group II Vehicle (the "Capitalized Cost"); provided that solely in the case of the Initial Fleet, any other Refinanced Vehicle, and any Eligible Receivable, the Lessor shall make Master Lease Advances to pay to the applicable owner thereof (x) the aggregate Net Book Value as of the Vehicle Lease Commencement Date of the Initial Fleet and/or the Refinanced Vehicles, as applicable, and (y) the face amount of the Eligible Receivables being refinanced on the Vehicle Lease Commencement Date. The relevant Lessee shall be responsible for all damage in transit and shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Group II Vehicle to the extent that the same have not been included within the Capitalized Cost.

         (b) Each Master Lease Advance made by the Lessor with respect to a Repurchase Vehicle shall be in an amount not exceeding the Net Book Value of such Repurchase Vehicle. The aggregate amount of Master Lease Advances outstanding at any time shall not exceed the Maximum Lease Commitment.

         2.4 Non-liability of Lessor. The Lessor shall not be liable to any of the Lessees for any failure or delay in obtaining Group II Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF THE Group II VEHICLES SHALL CONSTITUTE SUCH LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH Group II VEHICLES, THAT THE Group II VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF A MANUFACTURER, OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF Group II VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, SUCH LESSEE LEASES THE VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

         2.5 Conditions Precedent. The agreement of the Lessor under this Agreement to make available any Master Lease Advance for the acquisition of any Lessor-Owned Vehicle for lease to a Lessee and to make available any Master Lease Advance for the acquisition of any Texas Vehicles and Hawaii Vehicles or the refinancing of any Refinanced Vehicle for lease to a Lessee, is subject to the terms and conditions of the Base Indenture and to the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

                  (a) Limitations on the Acquisition of Certain Vehicles. Unless waived by the Required Noteholders as specified in the related Series
Supplements:

                           (i) the quotient (expressed as a percentage) obtained
                  by dividing (x) the aggregate Net Book Value of all Group II Repurchase Vehicles manufactured by any Manufacturer and leased under this Agreement as of such date after giving effect to the inclusion of such Vehicle under this Agreement) by (y) the greater of (A) the Group II Aggregate Asset Amount as of such date (after giving effect to the inclusion of such Vehicle under this Agreement) and (B) the sum of the Group II Invested Amount as of such date plus the available subordinated amounts for all Group II Series of Notes as of such date, shall not exceed the Maximum Manufacturer Percentage (if any) for any Group II Series of Notes;

                           (ii) if the Maximum Manufacturer Percentage for any
                  Group II Series of Notes (as calculated in clause (i), above) has been exceeded on or prior to such date prior to giving effect to the inclusion of such Vehicle (the amount of such excess, the "Excess"), such Excess shall not increase after giving effect to the inclusion of such Vehicle;

                           (iii) after giving effect to the inclusion of such
                  Vehicle under this Agreement, (A) the Credit Support Amount for any Group II Series of Notes shall not be less than the Minimum Credit Support Amount for such related Series and (B) the Letter of Credit Amount for any Group II Series of Notes shall not be less than the Required Letter of Credit Amount for such Series; and

                           (iv) after giving effect to the inclusion of such
                  Vehicle under this Agreement, there shall not be a failure or violation of any other conditions, requirements, or restrictions with respect to the leasing of Eligible Vehicles under this Agreement as is specified in the related Series Supplement.

                  (b) No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the making of such Master Lease Advance or the lease of such Vehicle.

                  (c) Leases of Initial Fleet and other Refinanced Vehicles. Only in connection with the leasing of Refinanced Vehicles (including the Initial Fleet) and related Eligible Receivables on or after the Lease Commencement Date, to evidence the refinancing of such Refinanced Vehicles and related Eligible Receivables and the conveyance of a security interest in such Refinanced Vehicles and related Eligible Receivables to the Trustee, the applicable Lessees shall have made available to the Lessor on or prior to the applicable Vehicle Lease Commencement Date the following:

                           (i)  a Refinancing Schedule concerning such
         Refinanced Vehicles and related Eligible Receivables being refinanced on such Vehicle Lease Commencement Date;

                           (ii) a report of the results of a search of the
                  appropriate records of the county (as applicable) and state in which each such Lessee's principal place of business is located, which shall show no Liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Repurchase Programs or, in the event that such search reveals any non-permitted Lien or security interest, there shall be delivered to the Lessor and the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof; provided that, with respect only to Refinanced Vehicles and Eligible Receivables to be leased hereunder on the Series 2000-1 Issuance Date, the Lessee shall have until the close of business on March 10, 2000 to deliver such report and terminations or partial releases;

                           (iii) confirmation from each lender holding a
                  security interest in any such Refinanced Vehicle or Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of such Refinanced Vehicle and the refinancing of the related Eligible Receivables, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any Lien or security interest of such lender in such Refinanced Vehicle and/or Eligible Receivables, as applicable, has been released; provided that, with respect only to Refinanced Vehicles and Eligible Receivables to be leased hereunder on the Series 2000-1 Issuance Date, the Lessee shall have until the close of business on March 10, 2000 to deliver such confirmation and release;

                           (iv) a fully executed assignment agreement granting
                  and assigning to the Trustee (to the extent not already granted and assigned) a first priority security interest in each such Refinanced Vehicle and Eligible Receivable, the related Repurchase Programs, if any, and any other Group II Collateral relating to such Refinanced Vehicles and Eligible Receivables;

                           (v) delivery to the Lessor for filing in the appropriate filing office fully executed UCC-1 Financing Statements necessary to perfect (if not already perfected) the interests of the Trustee in such Refinanced Vehicles and Eligible Receivables;

                           (vi) with respect to any Vehicle in the Initial Fleet, if the Trustee is not noted as lienholder on the Certificate of Title for such Vehicle, delivery to the Trustee of a Lienholder Nominee Agreement executed and delivered by the named lienholder;

                           (vii) with respect to any Vehicle in the Initial Fleet, if the Lessor is not noted as the titleholder on the Certificate of Title for such Vehicle, delivery to the Trustee of a Vehicle Title Nominee Agreement executed and delivered by the named titleholder; and

                           (viii) an Officer's Certificate stating that all the
                  conditions precedent under this Agreement to the leasing of such Refinanced Vehicles and financing of such Eligible Receivables under this Agreement have been satisfied, including a representation that each such receivable is an Eligible Receivable and that the Lien of the Trustee (or a Nominee) has been noted on the Certificate of Title for each such Vehicle or such other actions to cause the Trustee's Lien to be a perfected first Lien have been taken by the Servicer.

                  (d) Leases of Financed Vehicles. Only in connection with each lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition or financing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Trustee, the Lessee thereof shall have delivered to the Lessor on or prior to the applicable Vehicle Lease Commencement Date, a Group II Vehicle Order (including a Group II Vehicle Acquisition Schedule) with respect to all Financed Vehicles to be leased to such Lessee by the Lessor on the date specified therein.

                  (e) Leases of Lessor-Owned Vehicles. Only in connection with the lease of any Lessor-Owned Vehicle (other than Vehicles in the Initial Fleet) to be leased on or after the Lease Commencement Date, to evidence the leasing of such Lessor-Owned Vehicle under this Agreement, the applicable Lessee shall have delivered to the Lessor on or prior to the applicable Vehicle Lease Commencement Date, the following:

                           (i) a Group II Vehicle Order (including a Group II Vehicle Acquisition Schedule) with respect to all Lessor-Owned Vehicles to be leased to such Lessee by the Lessor on the Lease Commencement Date;

                           (ii) UCC termination statements terminating, or UCC
                  partial releases releasing, any security interests and other Liens (other than Permitted Liens) in favor of any Person with respect to each Lessor-Owned Vehicle identified in such Group II Vehicle Order (and any related Repurchase Programs).

                  (f) Eligible Vehicle. Each Vehicle to be leased hereunder on such date shall be an Eligible Vehicle.

                  (g) Repurchase Vehicles. The Lessor (if such Vehicle is a Lessor-Owned Vehicle, a Texas Vehicle or a Hawaii Vehicle) or the applicable Lessee (if such Vehicle is a Financed Vehicle other than a Texas Vehicle or a Hawaii Vehicle) shall have delivered to the Trustee
         (i) a fully executed Assignment Agreement covering such Vehicle, (ii) the related Repurchase Program (which shall be an Eligible Repurchase Program), and (iii) any other Group II Collateral relating to such Vehicle.

                  (h) Series Supplement. The leasing of such Group II Vehicle shall not be prohibited by the provisions of a Series Supplement for a Group II Series of Notes.

                  (i) Other Conditions. The applicable Lessee shall have complied with the applicable provisions of Sections 2.1 and 2.3 of this Agreement.

         Each Lessee hereby agrees that each such delivery of a Group II Vehicle Order or Refinancing Schedule shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Group II Vehicle Order or Refinancing Schedule have been satisfied as of the date of such Group II Vehicle Order or Refinancing Schedule.

         3.  TERM.

         3.1 Vehicle Term: Group II Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Group II Repurchase Vehicle and Eligible Receivable shall mean the day referenced as such in the Group II Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Group II Repurchase Vehicle or Eligible Receivable but in no event beyond the date that funds are expended by the Lessor to acquire such Group II Repurchase Vehicle or Eligible Receivable. The "Vehicle Term" with respect to each Group II Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of
(i) the Turnback Date for such Group II Repurchase Vehicle, (ii) the date the Vehicle is sold to a third party through any means other than an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program and the funds in respect of such sale are received by the Trustee in the Group II Collection Account (from such third party or from any member of the Lessee Group on behalf of such third party), (iii) if such Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Trustee in the Group II Collection Account from the applicable Lessee, (iv) the date that such Vehicle is purchased by the applicable Lessee pursuant to paragraph 6 or 7 of Annex A and the Vehicle Purchase Price with respect to such purchase (and any unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle) is received by the Trustee in the Group II Collection Account and (v) the maximum vehicle lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to this Agreement (the earliest of such five dates being referred to as the "Vehicle Lease Expiration Date"). The Lessor and each Lessee agree that each Lessee shall use its commercially reasonable efforts to deliver each Group II Repurchase Vehicle to the related Manufacturer or the designated auction site, as applicable, (a) not prior to the end of the minimum holding period specified in the related Repurchase Program (prior to which the Lessor may not deliver such Group II Repurchase Vehicle without penalty (the "Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Group II Repurchase Vehicle which is a Lessor-Owned Vehicle without penalty (the "Maximum Term")); provided, however, if for any reason, a Lessee fails to deliver a Group II Repurchase Vehicle which is a Lessor-Owned Vehicle to the applicable Manufacturer or designated auction site during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall be obligated to purchase such Group II Repurchase Vehicle from the Lessor on the first Due Date after the expiration of the Maximum Term for an amount equal to the Vehicle Purchase Price with respect to such Group II Repurchase Vehicle. Each Lessee will pay the equivalent of the Rent for the Minimum Term for Group II Repurchase Vehicles which are Lessor-Owned Vehicles and are returned before the Minimum Term, regardless of actual usage, unless a Vehicle is a Casualty which will be treated in accordance with Section 6 hereof or unless the Lessor immediately leases such Group II Repurchase Vehicle to another Lessee under this Agreement or to a lessee under another Lease relating to another Series under the Base Indenture.

         3.2 The "Lease Commencement Date" shall mean the earlier of (i) the date of the issuance of the Series 2000-1 Notes as the first Group II Series of Notes or (ii) the date of the Vehicle Lease Commencement Date for the first Vehicle leased by a Lessee hereunder. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes included in the Group II Series of Notes and all outstanding Carrying Charges and (ii) the Vehicle Lease Expiration Date for the last Group II Vehicle leased by a Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         4.  RENT AND CHARGES.  Each Lessee will pay Rent as set forth in this
Section 4:

         4.1 Payment of Rent. On each Due Date, each Lessee shall pay to the Lessor the aggregate of all Rent that has accrued during the Related Month with respect to the Vehicles leased by such Lessee under this Agreement, as provided in the related Lease Annexes.

         4.2 Payment of Monthly Supplemental Payments. On each Due Date, each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to the Financed Vehicles leased by such Lessee under this Agreement, as provided in paragraphs 6 and 8 of Annex B to this Agreement.

         4.3 Payment of Supplemental Rent. On each Due Date, each Lessee shall pay to the Lessor such Lessee's pro rata share (on the basis of the aggregate Net Book Value of Group II Vehicles leased by such Lessee during the Related Month) of the Monthly Supplemental Rent due on such Due Date. "Monthly Supplemental Rent" with respect to each Due Date shall equal (x) the accrued interest on all Outstanding Notes included in the Group II Series of Notes for the Related Month, plus (y) the Carrying Charges for the Related Month allocable to any Group II Series of Notes, minus (z) the aggregate of all Monthly Variable Rent and Monthly Finance Rent accrued with respect to the Related Month for all Group II Vehicles leased hereunder.

         4.4 Payment of Termination Payments, Casualty Payments, and Late Return Payments. On each Due Date, each Lessee shall pay to the Lessor all Casualty Payments, Termination Payments and

Late Return Payments that have accrued with respect to the Group II Vehicles leased by such Lessee under this Agreement, as provided in, respectively, Sections 6.1, 11.3 and 12.

         4.5 Late Payment. In the event the relevant Lessee fails to remit payment of any amount due on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the product of (a) the VFR plus 1% and (b) the delinquent amount for the period from the Due Date until such delinquent amount is received by the Trustee.

         4.6 Prepayments. To the extent provided in Paragraph 9(b)(iii) of Annex A and Paragraph 6(d) of Annex B, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Group II Vehicles leased by such Lessee under this Agreement.

         5. INSURANCE. Budget represents that it shall at all times maintain insurance coverage for each Lessee in accordance with the applicable state law requirements and other requirements as set forth below. Each Non-Budget Lessee represents that it shall at all times maintain insurance coverage for itself in full force and effect in accordance with the appropriate states' requirements and other requirements as set forth below. Budget, each Lessee and each Non-Budget Lessee agree that the Lessor shall be entitled to the benefits of any such insurance at all times during the term of this Lease.

         5.1 Personal Injury and Damage. Subject to applicable state and other requirements, Budget and each Non-Budget Lessee may self-insure against personal injury and damage claims arising from the use of the Vehicles as well as damage to Group II Vehicles.

         5.2 Delivery of Certificate of Insurance. Within 10 days after (i) the Closing Date with respect to each Series of Notes included in the Group II Series of Notes or (ii) with respect to any additional party becoming a "Lessee" hereunder pursuant to the provisions of Section 23 hereof, within 10 days after such party becomes a "Lessee," hereunder), Budget, on behalf of the Lessees, and each Non-Budget Lessee shall deliver to the Lessor a certificate of insurance naming the Lessor and the Trustee as additional insured as to the items referenced by Section 5.1 hereinabove or a written statement to the effect that such Lessee is self insuring. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

         5.3 Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance unless the prior written consent of the Lessor and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Trustee shall be required to grant its consent to any proposed change in such insurance upon compliance with the following conditions:

                  (i) The Guarantor or the applicable Non-Budget Lessee shall deliver not less than 30 days prior written notice of any proposed change in such insurance to the Trustee and each

         Rating Agency, which notice shall contain a certification of a reputable insurance broker that is not affiliated with any member of the Lessee Group that the insurance program maintained by Budget, on behalf of the Lessees, and by each Non-Budget Lessee (after the taking effect of such proposed change) comports with industry standards for Persons engaged in the business of renting similar vehicles and having net worth and operating income similar to that of such member of the Lessee Group; and

                  (ii) So long as a Rating Agency is then currently requested to rate any Group II Series of Notes or any class thereof, the Guarantor shall furnish to the Trustee a letter from each Rating Agency with respect to the outstanding Notes in the Group II Series of Notes to the effect that such proposed change in insurance will not cause a reduction in or a withdrawal of such rating.

         6. CASUALTY OBLIGATION.

         6.1 Casualty. If a Group II Vehicle becomes a Casualty, then the Lessee that is leasing such Group II Vehicle will (i) promptly notify the Lessor thereof and (ii) in the case of a Lessor-Owned Vehicle, promptly, but in no event later than the first Due Date after the end of the Related Month in which such Group II Vehicle becomes a Casualty, pay to the Lessor the Net Book Value of each such Group II Vehicle that is a Group II Repurchase Vehicle (such payment, a "Casualty Payment"). Upon payment by the Lessee to the Lessor of the Casualty Payment for any Group II Vehicle that has become a Casualty (i) if such Vehicle is a Lessor-Owned Vehicle, the Lessor shall cause title to such Group II Vehicle to be transferred to the relevant Lessee to facilitate liquidation of such Group II Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Group II Vehicle, and (iii) the Lien of the Trustee on such Group II Vehicle shall be released by the Servicer.

         7. VEHICLE USE. So long as no Lease Event of Default, Liquidation Event or Limited Liquidation Event of Default has occurred and so long as no Lessee Partial Wind-Down Event has occurred with respect to the relevant Lessee (subject, however, to Paragraph 7 of Annex A), such Lessee may use Group II Vehicles leased hereunder in the regular course of business of such Lessee. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico; provided, however, that the principal place of business or rental office of such Lessee with respect to the Group II Vehicles is located in the United States. The relevant Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Group II Vehicles and the related Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee's Lien on the Group II Vehicles and the related Certificates of Title as a perfected first Lien in any applicable jurisdiction. Each Lessee may, at the relevant Lessee's sole expense, change the place of principal location of any Group II Vehicles.

Notwithstanding the foregoing, no change of location shall be undertaken unless and until (i) all actions necessary to maintain the Lien of the Trustee on such Group II Vehicles and the related Certificates of Title shall have been taken and (ii) all legal requirements applicable to such Group II Vehicles shall have been met or obtained. Following a Lease Event of Default, Lessee Partial Wind-Down Event, or, with respect to the Group II Repurchase Vehicles, a Manufacturer Event of Default, and upon the Lessor's request, the relevant Lessee shall advise the Lessor in writing where all Group II Vehicles leased by such Lessee as of such date are principally located. The Lessee shall not knowingly use any Group II Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Lessee shall use reasonable precautions to prevent loss or damage to Group II Vehicles. Each Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Group II Vehicles and shall take reasonable steps to ensure that drivers of such Group II Vehicles are duly licensed to drive in accordance with applicable law. Each Lessee and the Lessor agree that each Lessee shall perform, at its own expense, such Vehicle preparation and conditioning services with respect to Group II Vehicles purchased by the Lessor from the Manufacturers as are customary. The Lessor, the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of each Lessee's business, subject to applicable law, inspect Group II Vehicles and registration certificates, Certificates of Title and related documents covering Group II Vehicles wherever the same shall be located. Group II Vehicles leased hereunder may be subleased by the applicable Lessee to any other Lessee listed on Schedule 1 to this Agreement or added as a Lessee pursuant to Section 23 of this Agreement; provided, however, that neither the original Lessee nor the Guarantor shall be released from any of its obligations in respect of any Group II Vehicle so subleased.

         8. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee Group, at its expense, shall be responsible for proper registration and licensing of Group II Vehicles, and titling of Group II Vehicles in the name of the Lessor (in the case of Lessor-Owned Vehicles, Texas Vehicles and Hawaii Vehicles) or the applicable Lessee (in the case of all Financed Vehicles other than Texas Vehicles and Hawaii Vehicles), in each case with the Lien of the Trustee noted thereon, and, where required, shall have Group II Vehicles inspected by any appropriate Governmental Authority; provided, however, that notwithstanding the foregoing, all Certificates of Title shall at all times remain in the custody of the Servicer in accordance with the provisions of the Base Indenture. The Lessee leasing such Group II Vehicle shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Group II Vehicle during the Vehicle Term for such Group II Vehicle or imposed during the Vehicle Term for such Group II Vehicle by any Governmental Authority or any court of law or equity with respect to Group II Vehicles in connection with the relevant Lessee's operation of Group II Vehicles, and the Lessor, in its discretion, may, but shall not be obligated to, pay any such amounts on the Lessee's behalf if the Lessee's failure to pay the same interferes with the free transferability or saleability of such Group II Vehicle or impairs the ability to transfer clear title to such Group II Vehicle; and any such amounts paid by the Lessor will be reimbursed within 30 days of the Lessor notifying such Lessee of such payment. The Lessor agrees to execute a power of attorney in the form of Attachment

B hereto (each, a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessees to title, register and dispose of the Lessor-Owned Vehicles and the Texas Vehicles and Hawaii Vehicles; provided, however, that possession of all Certificates of Title shall at all times remain with the applicable Servicer in accordance with the provisions of the Base Indenture and each Lessee acknowledges and agrees that, with respect to the Lessor-Owned Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 19 hereof.

         9. MAINTENANCE AND REPAIRS. Each Lessee shall pay for all maintenance and repairs to keep Group II Vehicles in good working order and condition, and will maintain Group II Vehicles as required in order to keep the Manufacturer's warranty in force, and in the case of Group II Repurchase Vehicles, shall comply with all requirements of the related Repurchase Program to the extent necessary to maintain the eligibility of such Group II Vehicles. Each Lessee will return Group II Vehicles to an authorized Manufacturer facility or the relevant Lessee's Manufacturer authorized warranty station for warranty work. Each Lessee will comply with any Manufacturer's recall of any Group II Vehicle. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Group II Vehicles including, but not limited to, fuel, lubricants, and coolants. Any such expenses not paid by, or on behalf of, the relevant Lessee may, after 30 days notice to such Lessee, be paid by the Lessor and any expenses incurred by the Lessor on such Lessee's behalf for maintenance, repair, operation or use of Group II Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such notice) by such Lessee to the Lessor in the amount paid by the Lessor. No Lessee shall make any material alterations to any Group II Vehicles without the prior consent of the Lessor. Any improvements or additions to any Lessor-Owned Vehicle shall become and remain the property of the Lessor, except that any addition to such a Group II Vehicle made by the relevant Lessee shall remain the property of such Lessee if it can be disconnected from the Group II Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

         10. VEHICLE WARRANTIES. If a Group II Vehicle is covered by a Manufacturer's warranty, each Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Group II Vehicle.

         11.  VEHICLE RETURN GUIDELINES.

         11.1 Vehicle Turn-in-Condition. As used herein "vehicle turn-in condition" with respect to each Group II Repurchase Vehicle will be determined in accordance with the related Repurchase Program. Group II Repurchase Vehicles not meeting the applicable Repurchase Program's vehicle turn-in condition guidelines will be purchased by the relevant Lessee in accordance with the Casualty procedure set forth in Section 6.1.

         11.2 Return. Each Lessee will return each Group II Repurchase Vehicle (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such manufacturer at the relevant Lessee's sole expense prior to the expiration of the Maximum Term for such Group II Vehicle. Each Lessee agrees that the Group II Repurchase Vehicles will be in vehicle turn-in condition as specified in the applicable Repurchase Program. Any rebates or credits applicable to the unexpired term of any license plates for a Group II Repurchase Vehicle shall inure to the benefit of the relevant Lessee.

         11.3 Termination Payments. Upon receipt of (i) payment of the Repurchase Price or Guaranteed Payment with respect to each Group II Repurchase Vehicle from the Manufacturer (or the receipt of payment of the Repurchase Price of each Group II Repurchase Vehicle through an auction conducted by or through a Manufacturer), the Lessor will charge the relevant Lessee for any Excess Damage Charges, Excess Mileage Charges or early turnback surcharges as determined by the Manufacturer or its agent in accordance with the applicable Repurchase Program or (ii) the net proceeds from the sale of any Group II Repurchase Vehicle, the Lessor will charge the relevant Lessee for any damage charges or mileage charges as determined by the Lessor in its reasonable judgment (any such charges in (i) or (ii) are referred to as a "Termination Payment"). The provisions of this Section 11.3 will survive the expiration or earlier termination of the Term.

         11.4 Repurchase Price Interest. The applicable Lessee shall pay to the Lessor, as part of the Monthly Base Rent, interest accrued at a rate equal to the VFR on the Repurchase Price of each Group II Repurchase Vehicle for the period between the Turnback Date for such Group II Vehicle and receipt of such Repurchase Price by the Lessor from the Manufacturer ("Repurchase Price Interest"). The provisions of this Section 11.4 will survive the expiration or earlier termination of the Term.

         12. DISPOSITION PROCEDURE. Each Lessee will comply with the requirements of law and the requirements of the Repurchase Programs in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary in connection with the sale of any Group II Vehicle to a third party or the return of any Group II Repurchase Vehicle in accordance with an Eligible Repurchase Program. In addition, with respect to the return of a Group II Repurchase Vehicle to a Manufacturer or the delivery of a Group II Repurchase Vehicle to an authorized auction site, the Lessee thereof shall also deliver a signed Condition Report and signed odometer statement to be submitted with such Group II Repurchase Vehicle and accepted by the Manufacturer or its agent at the time of Group II Repurchase Vehicle return or delivery, as applicable. If a Group II Repurchase Vehicle is not returned to the Manufacturer and accepted by the Manufacturer, or delivered to (and accepted by) an authorized auction site, prior to the expiration of the Maximum Term with respect to such Group II Repurchase Vehicle, the relevant Lessee shall purchase such Group II Repurchase Vehicle for the appropriate Vehicle Purchase Price and pay the Lessor such amount (such amount, the "Late Return Payment") within 15 days after the end of the Maximum Term (together with any Repurchase Price Interest accrued from the last day of the Maximum Term to the date that such payment is received by the Lessor).

         13. ODOMETER DISCLOSURE REQUIREMENT. Each Lessee agrees to comply with all requirements of law and all Repurchase Program requirements in connection with the transfer of ownership of any Group II Vehicle by the Lessor, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

         14.  [RESERVED.]

         15.  GENERAL INDEMNITY.

         15.1 Indemnity by the Lessees. Each member of the Lessee Group agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, the "Indemnified Persons"), against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

                  15.1.1 the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee Group of title and registration documents, use, nonuse, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Group II Vehicle leased hereunder or to be leased hereunder pursuant to a request by the relevant Lessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                  15.1.2 all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes (including any taxes which are payable by the Lessor as a result of it being a member of the consolidated Lessee Group), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Group II Vehicle or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Group II Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto and
         (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor in connection with this Agreement or the other Related Documents;

                  15.1.3 any violation by the relevant member of the Lessee Group of this Agreement or of any Related Documents to which such member of the Lessee Group IIs a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations or licenses of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any

         Group II Vehicle or any action or transaction by such member of the Lessee Group with respect thereto or pursuant to this Agreement;

                  15.1.4 all-out-of-pocket costs of the Lessor (including the fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, all fees payable in connection with any Enhancement for the benefit of the Holders of Notes included in the Group II Series of Notes, any and all fees of the Servicer under the Base Indenture (to the extent attributable to any Group II Series of Notes), fees, if any, payable to the Rating Agencies in connection with their rating of any Group II Series of Notes or any class thereof and any underwriting or placement agency fees, if any, incurred in connection with the sale of any Group II Series of Notes or any class thereof;

                  15.1.5 all out-of-pocket costs and expenses (including reasonable attorneys, fees and legal expenses) incurred by the Lessor, the Trustee or the Holders of Notes included in the Group II Series of Notes in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents and all indemnification obligations of the Lessor under the Related Documents; and

                  15.1.6 all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation, with respect to Group II Repurchase Vehicles in connection with any audit or investigation conducted by a Manufacturer under its Repurchase Program).

         15.2 Reimbursement Obligation by the Lessee Group. Each member of the Lessee Group shall forthwith upon demand reimburse the Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor; provided, however, that, if so requested by the relevant member of the Lessee Group, the Lessor shall submit to such member of the Lessee Group a statement documenting any such demand for reimbursement or prepayment. To the extent that the relevant member of the Lessee Group IIn fact indemnities the Lessor under the indemnity provisions of this Agreement, such member of the Lessee Group shall be subrogated to the Lessor's rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this
Section 15 shall survive the expiration or earlier termination of this Agreement or any lease of any Group II Vehicle hereunder.

         15.3 Defense of Claims. Defense of any claim referred to in this
Section 15 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the relevant member of the Lessee Group. The relevant member of the Lessee Group will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the relevant member of the Lessee Group's assertion of such claim or defense. The relevant member of the Lessee Group agrees that no Indemnified Person will be liable to such member of the Lessee Group for any claim caused directly or indirectly by the inadequacy of any Group II Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such member of the Lessee Group. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the relevant member of the Lessee Group to indemnify the Lessor for any of the Lessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the relevant member of the Lessee Group may have against the Manufacturer.

         16.  ASSIGNMENT.

         16.1 Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Group II Vehicles by selling or assigning its right, title and interest in moneys due from each Lessee and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the relevant Lessee in such Vehicles, including but not limited to such Lessee's right of quiet and peaceful possession of the Lessor-Owned Vehicles as set forth in Section 12 of Annex A to this Agreement, and under this Agreement.

         16.2 Limitations on the Right of the Lessee to Assign this Agreement. No Lessee shall, except as provided in the Base Indenture, without prior written consent of the Lessor and the Trustee, assign this Agreement or any of its rights hereunder to any other party; provided, however, the relevant Lessee may rent vehicles under the terms of such Lessee's normal daily rental programs. Any purported assignment in violation of this Section 16.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

         17.  DEFAULT AND REMEDIES THEREFOR.

         17.1 Lease Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

                  17.1.1 Payment Default. There occurs (i) a default in the payment of any Monthly Base Rent and the continuance thereof for a period of two Business Days, (ii) a default in the payment of any Monthly Variable Rent, Monthly Finance Rent, Monthly Supplemental Rent or Monthly Supplemental Payment, and the continuance thereof for five Business Days or (iii) a default and continuance thereof for five Business Days after notice thereof by the Lessor or the Trustee to the Lessee Group IIn the payment of any amount payable under this Agreement (other than amounts described in clause (i) or (ii) above);

                  17.1.2 Unauthorized Assignment. Any unauthorized assignment or transfer of this Agreement by any member of the Lessee Group occurs;

                  17.1.3 Breach of Contract. Subject to the provisions of
         Section 19 hereof regarding Lessee Partial Wind-Down Events, the failure of the Lessee Group to observe or perform any material covenant, condition, agreement or provision hereof (other than one described in Section 17.1.1, 17.1.2 or 17.1.9), including, but not limited to, usage and maintenance, and such default continues for more than 30 days after the earlier to occur of (a) the date a Responsible Officer of the Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such 30 day period, no Lease Event of Default shall result therefrom so long as, within such 30 day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor and the Trustee notifying the Lessor and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the 50th day after the earlier of the dates set forth in clause (a) and clause (b) above;

                  17.1.4 Breach of Representation or Warranty. Subject to the provisions of Section 19 hereof regarding Lessee Partial Wind-Down Events, if any representation or warranty made by the Lessee Group herein proves untrue in any material respect as of the date of the issuance or making thereof and is not cured within 30 days after notice thereof from the Lessor or the Trustee to the Lessee Group;

                  17.1.5  Event of Bankruptcy.  Subject to the provisions of
         Section 19 hereof regarding Lessee Partial Wind-Down Events, an Event of Bankruptcy occurs with respect to any member of the Lessee Group;

                  17.1.6 Default Under Another Lease. A Lease Event of Default occurs under the Amended and Restated Motor Vehicle Lease Agreement, dated as of December 1, 1996, the Motor Vehicle Lease Agreement, Series 1997-1, dated as of April 1, 1997, the Motor Vehicle Lease Agreement, Series 1997-2, dated as of April 29, 1997, the Amended and Restated

         Master Motor Vehicle Lease Agreement Group I, dated as of June 19, 1998 or any other Lease with respect to which Budget is a guarantor;

                  17.1.7 Required Credit Support Amount. The Credit Support Amount for any Group II Series of Notes shall be less than the Minimum Credit Support Amount for such Series and such condition shall continue to exist for more than one Business Day; or

                  17.1.8 Letter of Credit Reimbursement Agreement. An event of default occurs under the Letter of Credit Reimbursement Agreement for any Group II Series of Notes which continues beyond any applicable cure period specified in such Letter of Credit Reimbursement Agreement.

                  17.1.9 Release of Liens on Refinanced Vehicles. Any condition precedent specified in the proviso to Section 2.5(c)(ii) or the proviso to Section 2.5(c)(iii) is not satisfied on or before the close of business on March 10, 2000.

         17.2 Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 17.1.1, 17.1.2, 17.1.5, 17.1.7 or 17.1.8 shall occur, then the Monthly Base Rent, Casualty Payments, the Monthly Supplemental Payments (calculated as if all Financed Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent and Monthly Finance Rent (calculated as if the full amount of interest, principal and other charges under all Outstanding Group II Series of Notes were then due and payable in full), the Monthly Supplemental Rent (calculated as if the full amount of interest, principal and other charges under all Outstanding Group II Series of Notes were then due and payable in full) shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Liquidation Event of Default shall occur, the Lessor or the Trustee may declare the Rent (calculated as described in clause (i) above) to be due and payable, whereupon such Rent (as so calculated) shall, subject to
Section 17.5, become immediately due and payable.

         17.3 Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then the Lessor at its option may:

                  (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 17.5; or

                  (ii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) following the occurrence of a Lease

         Event of Default, terminate this Agreement in its entirety (or in respect only of the applicable member(s) thereof) and/or the right of possession hereunder of the Lessee Group (or the applicable member(s) thereof) as to the Group II Vehicles, and the Lessor may direct delivery by the Lessee Group (or the applicable member(s) thereof) of documents of title to the Group II Vehicles, whereupon all rights and interests of the Lessee Group (or the applicable member(s) thereof) to the Group II Vehicles will cease and terminate (but the Lessee Group (or the applicable member(s) thereof) will remain liable hereunder as herein provided; provided, however, the Lessee Group's liability will be calculated in accordance with Section 17.5); and thereupon, the Lessor or its agents may peaceably enter upon the premises of the applicable Lessee(s) or other premises where the Group II Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee Group (or the applicable member(s) thereof), or their successors or assigns, to use the Group II Vehicles for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee Group (or the applicable member(s) thereof) any and all amounts which under the terms of Section 17.2 (as limited by Section 17.5) of this Agreement may be then due. The Lessor will provide the Lessee Group (or the applicable member(s) thereof) with written notice of the place and time of the sale at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and any Lessee may purchase the Group II Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section
         17.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee Group (or the applicable member(s) thereof) will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee Group (or the applicable member(s) thereof). The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults herein; or

                  (iii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder), terminate the Power of Attorney.

         17.4 Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and Non-Performance of Certain Covenants.

                  (i) If a Liquidation Event of Default, a Limited Liquidation Event of Default or a Manufacturer Event of Default, shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Base Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer in connection with any Manufacturer Event of Default and the Collateral provided in the Base Indenture (including, without limitation, in connection with a Manufacturer Event of Default, the rights granted under Section 9.3 of the Base Indenture) upon a Liquidation Event of Default or Limited Liquidation Event of Default, including the right to take possession of all Group II Vehicles immediately from the Lessees.

                  (ii) With respect to Group II Repurchase Vehicles, if the Guarantor or any Lessee shall default in the due performance and observance of any of its obligations under Section 29.3, 29.4, 29.5(iv), 29.8, 30.3 or 30.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor by the Lessor, the Lessor or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Repurchase Programs with respect to (i) Group II Repurchase Vehicles that the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Repurchase Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Group II Repurchase Vehicles, any such Group II Repurchase Vehicles for which the applicable Repurchase Period will end within one week or less.

                  (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Group II Vehicles free of Liens and to maintain the Trustee's Lien perfected on the Group II Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Group II Vehicles including the execution of UCC financing statements with respect to Repurchase Programs and other general intangibles, and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee, as applicable.

                  (iv) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Guarantor and each Lessee will return any Group II Repurchase Vehicles to the related Manufacturer in accordance with the instructions of the Lessor.

                  (v) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Lessor shall have the right to dispose of those Group II Repurchase Vehicles not accepted by the related Manufacturer under the applicable Repurchase Program pursuant to clause (iv) above. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 9.2 and Section 9.3 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

         17.5 Measure of Damages. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this
Article 17, the amount that the Lessor shall be permitted to recover shall be equal to:

                  (i) all Rent under this Agreement (calculated as provided in Section 17.2); plus

                  (ii) any damages and expenses, including reasonable attorneys' fees and expenses (and including net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled under this Agreement), which the Lessor or the Trustee will have sustained by reason of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                  (iii) all other amounts due and payable under this Agreement; plus

                  (iv) interest on amounts due and unpaid under this Agreement at the VFR plus 1% from time to time computed from the date of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessees pursuant to this
         Section 17, as applicable, to and including the date payments are made by the Lessees; minus

                  (v) an amount equal to all sums realized by the Lessor or the Trustee from the liquidation of the Group II Vehicles leased hereunder (whether by receipt of payment from the Manufacturers under Repurchase Programs, from sales of Group II Vehicles to third parties, or otherwise).

         17.6 Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 17.3 or 17.4 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing any Group II Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent (such payments to be applied first to outstanding Monthly Variable Rent and Monthly Finance Rent, then to outstanding Monthly Supplemental Rent, then to outstanding Monthly Base Rent,
(iii) to the payment of all other amounts due hereunder, and (iv) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

         18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to any Manufacturer, the relevant Lessee on behalf of the Lessor (a) shall no longer place Group II Vehicle Orders from such Manufacturer (each, a "Defaulting Manufacturer") for any additional Group II Vehicles and (b) shall cancel any Group II Vehicle Order with such Defaulting Manufacturer to which a VIN has not been assigned as of the date such Manufacturer Event of Default occurs:

         18.1 The failure of such Manufacturer to pay any amount when due pursuant to the related Repurchase Program with respect to a Repurchase Vehicle which was leased under any Lease and turned in to such Manufacturer or delivered to an authorized auction site pursuant to the related Repurchase Program; provided, however, that such failure continues for more than 90 days following the Turnback Date such that the aggregate of any such amounts not paid for more than 90 days are in the aggregate in excess of $40,000,000 net of amounts that are the subject of a good faith dispute as evidenced in writing by either a member of the Lessee Group or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of certain Group II Repurchase Vehicles tendered for repurchase, or delivered to an authorized auction site, under a Repurchase Program.

         18.2  The termination of such Manufacturer's Repurchase Program.

         18.3 The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

         18.4  Such Manufacturer is no longer an Eligible Manufacturer.

         18.5 The Repurchase Program of a Manufacturer shall no longer be an Eligible Repurchase Program.

         19. LESSEE PARTIAL WIND-DOWN EVENTS. Upon the occurrence of any of the events described in Sections 17.1.4, 17.1.5, or 17.1.6 with respect to any member (such member, the "Defaulting Lessee") of the Lessee Group other than the Guarantor (a "Lessee Partial Wind-Down Event"), then such Defaulting Lessee shall (a) no longer place Group II Vehicle Orders for additional Group II Vehicles and (b) shall cancel Group II Vehicle Orders for Vehicles; provided, however, that if a Group II Vehicle Order has been placed for a Lessor-Owned Vehicle and the related Manufacturer has assigned a VIN as of the date such Lessee Partial Wind-Down Event occurs, then such Group II

Vehicle Order will not be canceled. In the case of a Lessee Partial Wind-Down Event, the Lessor may (i) exercise any right or remedy in respect only of such Defaulting Lessee provided for pursuant to the provisions of Section 17.3 or
17.4 hereof and (ii) terminate the Power of Attorney with respect to such Defaulting Lessee.

         20.  RESERVED.

         21. CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that (1) such Lessee intends to use the Lessor-Owned Vehicles leased by such Lessee hereunder in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of such Lessor-Owned Vehicles for federal income tax purposes.

         22. SURVIVAL. In the event that, during the term of this Agreement, any member of the Lessee Group becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by such Lessee.

         23. ADDITIONAL LESSEES. Any Affiliate of or direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") or any party that is not an Affiliate of the Guarantor (each, a "Non-Affiliate") shall, with the consent of the Guarantor, have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section 23. In the event a Guarantor Subsidiary or Non-Affiliate desires to become a "Lessee" under this Agreement, then the Guarantor and such party shall execute and deliver to the Lessor and the Trustee:

                  (i) a Joinder in Lease Agreement in the form attached hereto as Attachment C (each, a "Joinder in Lease");

                  (ii) the certificate of incorporation for such party, duly certified by the Secretary of State of the jurisdiction of such party's incorporation, together with a copy of the by-laws of such party, duly certified by a Secretary or Assistant Secretary of such party;

                  (iii) copies of resolutions of the Board of Directors of such party authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such party;

                  (iv) a certificate of the Secretary or Assistant Secretary of such party certifying the names of the individual or individuals authorized to sign the Joinder in Lease and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                  (v) a good standing certificate for such party in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                  (vi) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such party as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (vii) below, together with copies of such financing statements, and tax and judgment Lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of Liens filed against such party that purport to affect any Group II Vehicles leased hereunder or any Collateral under the Base Indenture;

                  (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such party, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                  (viii) an Officers' Certificate and an opinion of counsel each stating that such joinder by such party complies with this Section 23 and that all conditions precedent herein provided for relating to such transaction have been complied with or waived in accordance herewith;

                  (ix) Rating Agency Confirmation that such party becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Condition; and

                  (x) any additional documentation that the Lessor or the Trustee may require to evidence the assumption by such party of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary or Non-Affiliate of the applicable Joinder in Lease executed by the Lessor, such Guarantor Subsidiary or Non-Affiliate shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         24.  GUARANTY.

         24.1 Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Group II Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees (including, without limitation, any additional Lessees pursuant to Section 23) to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 24 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         24.2 Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed. The liability of the Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of any of the Lessees, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

         24.3 Lessor's Right to Amend this Agreement, Etc. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         24.4 Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                  (a) any defense based upon:

                           (i) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

                           (ii) any act or omission of the Lessor or any other
                  Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Lessor voluntarily releases such Lessee or other Person from any obligations with respect to any of the foregoing; or

                           (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                  (b) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                           (i)  accelerate the Guaranteed Obligations;

                           (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                           (iii)  proceed against any Lessee, any other
                  guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                  (c) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against any Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

                  (d) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                  (e) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                  (f) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         24.5 Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 24.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

                  (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                           (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                           (ii) any payment by, or distribution of assets of,
                  the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                           (iii) if, notwithstanding the foregoing, any payment
                  by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

                  (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

                  (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

                  (d) Nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

                  (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         24.6 Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.
Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, at the VFR plus 1%.

         24.7 Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any member of the Lessee Group or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any member of the Lessee Group or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         24.8 Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         25. RIGHTS OF LESSOR ASSIGNED TO TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, each member of the Lessee Group acknowledges that the Lessor has assigned all of its rights under this Agreement to the Trustee for the benefit of the Holders of Notes included in the Group II Series of Notes. Accordingly, each member of the Lessee Group agrees that:

                  (i) Subject to the terms of the Base Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and the Guarantor's and the relevant Lessee's obligations hereunder shall not be subject to any claim or defense which the Guarantor or such Lessee may have against the Lessor (other than the defense of payment actually made). Specifically, each member of the Lessee Group agrees that, upon the occurrence of an Amortization Event with respect to any Group II Series of Notes or, subject to the provisions of Section 19 hereof, a Lessee Partial Wind-Down Event or, with respect to Group II Repurchase Vehicles, a Manufacturer Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against any member of the Lessee Group provided for herein and no member of the Lessee Group will interpose as a defense that such claim should have been asserted by the Lessor;

                  (ii) Upon the delivery by the Trustee of any notice to any member of the Lessee Group stating that a Manufacturer Event of Default, an Amortization Event or Lessee Partial Wind-Down Event with respect to such Lessee has occurred, such member of the Lessee Group, will, if so requested by the Trustee, treat the Trustee or the Trustee's designee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether such member of the Lessee Group has received any such notice from the Lessor; provided, however, the Trustee shall in no event be liable to any Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

                  (iii) Each member of the Lessee Group acknowledges that pursuant to the Base Indenture the Lessor has irrevocably authorized and directed such member of the Lessee Group to, and each such member of the Lessee Group shall, make payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Base Indenture and such payments shall discharge the obligation of such member of the Lessee Group to the Lessor hereunder to the extent of such payments. Upon written notice to the relevant member of the Lessee Group of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, such member of the Lessee Group shall thereafter make payments of all Rent (and any other payments hereunder) to the party specified in such notice; and

                  (iv) Upon request made by the Trustee at any time, each member of the Lessee Group will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's perfected security interest in the Group II Vehicles leased under this Agreement, the Certificates of Title with respect thereto, the Group
         II Collateral pursuant to the Base Indenture and the collateral granted to the Lessor pursuant to Section 2(b) (such grant of collateral to be effective as of the date of this Agreement, but only, with respect to the Operating Lease, in the event that this Agreement is recharacterized as described in such Section 2(b)).

         26. RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR. If and for so long as the Guarantor is acting as the Servicer under the Base Indenture, any Lessee shall be permitted to delegate to the Guarantor (acting in such capacity) its rights and obligations under this Agreement, including, without limitation, its servicing rights and obligations under Sections 8 and 9 hereof. No such delegation of rights or obligations shall, however, operate in any manner to release any such delegating Lessee from any of its obligations under this Agreement.

         27. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and each Lessee and consented to in writing by the Trustee, each Enhancement Provider with respect to any Group II Series of Notes and, if the Series 2000-1 Notes are still outstanding, the Lender in respect thereof. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency, and to the Lender or Note Purchaser for each Group II Series of Notes, of any such waiver, modification or amendment. Notwithstanding the foregoing provisions of this Section 27, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee or any Enhancement Provider, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of any Enhancement Provider for a Group II Series of Notes based upon an Opinion of Counsel and an Officers' Certificate of the Lessor and each Lessee addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee, each Enhancement Provider with respect to any Group
II Series of Notes in accordance with the notice provisions of the related Series Supplement not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

         28. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee represents and warrants to the Lessor and the Trustee as to itself, as to each other Lessee and as to the Group II Vehicles leased by it hereunder (except that any Person becoming a Lessee hereunder pursuant to

Section 23 hereof does not represent and warrant as to any Lessee that is not an Affiliate thereof), and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to each Lessee, that as of the date hereof (or, with respect to each Group II Series of Notes issued after the date hereof, the Closing Date with respect to such Series of Notes):

         28.1 Due Organization, Authorization, etc. The Guarantor and each Lessee is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor, as applicable. The execution, delivery and performance by the Guarantor and each Lessee of this Agreement and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required), have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable. This Agreement and each other Related Document to be executed and delivered by it are (or when executed and delivered will be) the legal, valid, and binding obligations of the Guarantor or such Lessee, enforceable against the Guarantor or such Lessee, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights. Each Lessee (other than the Non-Budget Lessees) is a direct or indirect Subsidiary of the Guarantor.

         28.2 Financial Information; Financial Condition. All balance sheets, all statements of operations, of stockholders' equity and of cash flow, and other financial data (other than projections and the financial statements referred to in clause (b) below) which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been, or shall be, furnished to the Lessor and the Trustee on or prior to such Closing Date:

                  (a) the audited consolidated balance sheets of Budget and each Non-Budget Lessee as of December 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the fiscal year ending on such date; and

                  (b) (i) the unaudited pro forma consolidated balance sheets of Budget and the Budget Subsidiaries and statement of operations, accompanied by an Officers' Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of the Guarantor, for the most recently ended calendar quarter ending March 31, June 30, September 30 or December 31, as applicable, and (ii) the unaudited pro forma consolidated balance sheets of each Non-Budget Lessee and statement of operations, accompanied by an Officers' Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of such Non-Budget Lessee, for the most recently ended calendar quarter ending March 31, June 30, September 30 or December 31, as applicable.

         28.3 Litigation. Except for claims which are fully covered by insurance provided by a Person who is not an Affiliate of Budget and for which adequate reserves have been set aside in accordance with GAAP, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's or such Lessee's knowledge, threatened against the Guarantor or any Lessee which would, if adversely determined, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.4 Liens. The Group II Vehicles leased under this Agreement are free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Trustee for the benefit of Group II Noteholders and/or any related Enhancement Provider. The Trustee has obtained, and will continue to obtain, as security for the liabilities under the Indenture and the Group II Series of Notes, a first priority perfected Lien on all Group II Vehicles leased under this Agreement. Except as otherwise permitted under the Indenture, all Vehicle Perfection and Documentation Requirements with respect to all Group II Vehicles leased under this Agreement on or after the date hereof have and will continue to be satisfied.

         28.5 Employee Benefit Plans. (a) During the 12 consecutive month period prior to the date hereof (or, with respect to each Series of Notes included in the Group II Series of Notes after the date hereof, the Closing Date with respect to such Series of Notes): (i) except for any termination of a Pension Plan in connection with an acquisition or merger by the Guarantor, which termination is made in conjunction with the offering by the Guarantor of a successor Pension Plan, no steps have been taken by the Guarantor or any Lessee to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under
Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Guarantor or any Lessee or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable, and (c) neither the Guarantor nor any Lessee has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable.

         28.6 Investment Company Act. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         28.7 Regulations T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

         28.8 Business Locations; Trade Names; Principal Places of Business Locations. Schedule 28.8 lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, or its material books and records with respect to its obligations under this Agreement; and Schedule 28.8 also lists each Lessee's and the Guarantor's legal name, each name under or by which each Lessee and the Guarantor conducts its business, each state in which each Lessee and the Guarantor conducts business and each state in which each Lessee and the Guarantor has its principal place of business.

         28.9 Taxes. Each of the Guarantor and each Lessee has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date with respect to each Series of Notes included in Group II , there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to the Guarantor's or any Lessee's knowledge, material tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

         28.10 Governmental Authorization. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.11 Compliance with Laws. The Guarantor and each Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and to the best knowledge of the Guarantor and the Lessees, no such violation has been alleged,
(ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and (iii) has retained all records and documents required to he retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.12 Eligible Vehicles. Each Group II Repurchase Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Group II Repurchase Vehicle, an Eligible Repurchase Vehicle.

         28.13 Supplemental Documents True and Correct. All information contained in any Group II Vehicle Order, Refinancing Schedule or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee to the Lessor is, or will be, true, correct and complete.

         28.14 Accuracy of Information. All certificates, reports, statements, documents and other written information furnished to the Lessor or the Trustee by the Guarantor or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor or the Trustee, as the case may be, shall constitute a representation and warranty by the Guarantor and such Lessee made on the date the same are furnished to the Lessor or the Trustee, as the case may be, to the effect specified herein.

         Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Group II Series of Notes.

         29. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee covenants and agrees as to itself and as to each other Lessee (except that any Person becoming a Lessee hereunder pursuant to Section 23 hereof does not covenant and agree as to any Lessee that is not an Affiliate thereof), and the Guarantor covenants and agrees as to itself and as to each Lessee that, until the expiration or termination of this Agreement, and thereafter until the obligations of such Lessee or the Guarantor under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause each Lessee to):

         29.1 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and each Lessee (it being understood that subject to Section 30.1(a) each Budget Subsidiary shall remain a direct or indirect wholly-owned Subsidiary of the Guarantor); (ii) be, and ensure that each Lessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a

Material Adverse Effect on the Guarantor or such Lessee, as applicable; and
(iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         29.2 Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to the Group II Vehicles leased by it under this Agreement; (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor or the Trustee, permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of the Guarantor or such Lessee relating to the Group II Vehicles leased under this Agreement including, without limitation, with respect to Group II Repurchase Vehicles leased hereunder, in connection with the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Repurchase Program; and (iii) permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to visit the office and properties of the Guarantor or such Lessee for the purpose of examining such materials, and to discuss matters relating to the Group II Vehicles leased hereunder or the Guarantor's or such Lessee's performance under this Agreement with any of the officers or employees of the Guarantor or such Lessee having knowledge of such matters.

         29.3 Insurance. The Guarantor, on behalf of each Budget Subsidiary, and each Non-Budget Lessee, on its own behalf, subject to applicable state and other requirements, may self-insure against personal injury and damage claims arising from the use of the Group II Vehicles as well as damage to Group II Vehicles. All self-insurance maintained by any member of the Lessee Group shall be maintained in a financially prudent manner.

         29.4 Repurchase Programs. With respect to each Group II Repurchase Vehicle leased by each Lessee hereunder (a) unless previously purchased by such Lessee pursuant to this Agreement, turn in such Group II Repurchase Vehicle to the relevant Manufacturer within the Repurchase Period therefor, (b) dispose of such Group II Repurchase Vehicle under the applicable Repurchase Program according to its historical practice and in accordance with the requirements of such Repurchase Program, and (c) comply with all of its (and the Lessor's) obligations under the applicable Repurchase Program.

         29.5 Reporting Requirements. Furnish, or cause to be furnished to the Lessor (and the Lessor shall, in the case of clauses (i), (ii) and (iii) below, forward a copy of the same to each Rating Agency as shall so request in writing):

                  (i) Audit Report. (a) As soon as available and in any event within 110 days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by the Guarantor; and (b) as soon as available and in any event within 110 days after the end of each fiscal year of any Non-Budget Lessee, a copy of the consolidated balance sheet of such Non-Budget Lessee and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by such Non-Budget Lessee.

                  (ii) Quarterly Statements. (a) As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly the financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments); and (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of any Non-Budget Lessee, copies of the unaudited consolidated balance sheet of such Non-Budget Lessee and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of such Non-Budget Lessee as presenting fairly the financial condition and results of operations of such Non-Budget Lessee and its Subsidiaries (subject to normal year-end adjustments).

                  (iii) Amortization Events; Lease Events of Default; Wind-Down Events. As soon as possible but in any event within two Business Days after the Guarantor or any Lessee has knowledge of the occurrence of any Amortization Event, Lease Event of Default, Potential Lease Event of Default, Manufacturer Event of Default, Potential Manufacturer Event of Default, Lessee Partial Wind-Down Event or Potential Lessee Partial Wind-Down Event, a written statement of an Authorized Officer describing such event and the action that the Guarantor or a Lessee, as the case may be, proposes to take with respect thereto;

                  (iv) Monthly Vehicle Statements. On or before the third Business Day prior to each Due Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (a) the vehicle identification numbers (the "VIN") for the Group II Vehicles leased hereunder during the Related Month by such Lessee, (b) the Capitalized Cost for Group II Vehicles that are Lessor-Owned Vehicles, (c) the Net Book Value of Group II Repurchase Vehicles as of the end of the Related Month, (d) the VINs for those Group II Vehicles that have been turned back to Manufacturers pursuant to the applicable Repurchase Program during the Related Month and the Repurchase Prices therefor and those Group II Vehicles that have been delivered to a designated auction site pursuant to the applicable Repurchase Program and the Guaranteed Payments therefor, or that have been otherwise sold during the Related Month, (e) those Vehicles that have become Casualties during the Related Month and their respective Casualty Payment amounts or Termination Values, as applicable (as calculated immediately prior to the event causing such Group II Vehicles to become Casualties), (f) the amount of Disposition Proceeds in respect of Group II Vehicles sold during the Related Month, (g) the Repurchase Prices received during the Related Month and any Guaranteed Payments received pursuant to a Repurchase Program during the Related Month, (h) the aggregate Depreciation Charges for all Vehicles continuing in the possession of the Lessees, (i) the total amount of Monthly Base Rent, Monthly Variable Rent, Monthly Supplemental Payments and Termination Payments being paid hereunder on such date, (j) information with respect to each Lessee necessary for the Servicer to compute the Group II Aggregate Asset Amount with respect to each Series of Notes included in Group II as of the end of the Related Month, (k) any other charges owing from, and credits due to, the Lessee submitting such Statement under this Agreement, (l) the percentage calculated pursuant to
         Section 2.5(a)(i) as of the last day of the Related Month, and (m) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Prices and Disposition Proceeds received by the Lessor during the Related Month from the Manufacturers, auctions and other Persons, as the case may be;

                  (v) Monthly Notice of Claims. Monthly, provide to the Lessor and Moody's (so long as Moody's is then currently requested to rate any of the Group II Series of Notes), a report of any lawsuits filed against the Lessor naming the Lessor as defendant in such action;

                  (vi) Notice of Final Judgment. Promptly, provide to the Lessor and Moody's (so long as Moody's is then currently requested to rate any of the Group II Series of Notes), notice of any final judgment rendered against the Lessor; and

                  (vii) Other. Promptly, from time to time, such other information, documents, or reports respecting the Group II Vehicles leased under this Agreement or the condition or operations, financial or otherwise, of the Guarantor or the Lessees as the Lessor or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor or the Trustee under or as contemplated by this Agreement or any other Related Document.

         29.6 Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Group II Vehicles) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Group II Vehicles leased under this Agreement will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

         29.7 Compliance with Laws. Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         29.8 Maintenance of Separate Existence. The Guarantor and each Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt, dated February 25, 2000 and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Guarantor and each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

         29.9 Trustee as Lienholder. Concurrently with each leasing of a Group II Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Trustee as assignee of the Lessor is the holder of a Lien on such Group II Vehicle pursuant to the terms of the Base Indenture.

         30. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of each Lessee and the Guarantor are paid in full, the Guarantor and each Lessee agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit any Lessee to):

         30.1 Mergers, Consolidations. Be a party to any merger or consolidation, other than: (i) a merger or consolidation of any Subsidiary of the Guarantor into or with the Guarantor (provided, however, that the Guarantor is the surviving corporation) or any merger or consolidation of any Subsidiary of the Guarantor with or into another Subsidiary of the Guarantor, and (ii) a merger or consolidation of the Guarantor or any Subsidiary into or with another entity if:

                  (a) the corporation formed by such consolidation or into or with which the Guarantor or such Subsidiary is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Guarantor or such Subsidiary is not the surviving entity, shall expressly assume, by an agreement supplement hereto executed and delivered to the Trustee, the performance of every covenant and obligation of the Guarantor or such Subsidiary hereunder and under all other Related Documents;

                  (b) the Guarantor or such Subsidiary has delivered to the Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 30.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (c) Rating Agency Confirmation shall have been obtained with respect to such assignment and succession.

         30.2 Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         30.3 Liens. Create or permit to exist any Lien with respect to any Group II Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor or the Trustee (for the benefit of Group II Noteholders and/or any related Enhancement Provider) or the Secured Parties and the following Liens to the extent such Liens in the aggregate would not materially adversely affect the interests of the Lessor or the Trustee or the Secured Parties under this Agreement or the Base Indenture or the likelihood of payment of Rent hereunder or the Notes thereunder (herein collectively called the "Permitted Liens"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment Liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

         30.4 Use of Vehicles. Knowingly use or allow the Group II Vehicles to be used in any manner that would (i) make any Group II Repurchase Vehicle ineligible for repurchase, or for the guarantee by the related Manufacturer of the resale price thereof, under an Eligible Repurchase Program or (ii) subject any Group II Vehicles to confiscation.

         30.5 Restrictions on Distributions. Following the Lease Commencement Date, Budget will not, and will not permit any of its Subsidiaries to declare, pay or make any Distribution (as defined in the Credit Agreement) such as is consistent with and not in contravention of Section 8.2.6 of the Credit Agreement.

         31. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Group II Series of Notes, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 31, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or any such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or any such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 31 shall survive the termination of this Agreement.

         32. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee hereby irrevocably designates the Guarantor to receive for and on behalf of such Lessee service of process in New York. The Guarantor and each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or such Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Guarantor and each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         33. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and each Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         34. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         35. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on Schedule II, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and Budget, and a copy of all notices, requests and other communications that are sent by any Lessee or the Guarantor to the Guarantor or any other Lessee that pertain to this Agreement shall be sent to the Lessor and the Trustee. Copies of notices, requests and other communications delivered to the Trustee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:

         TRUSTEE:             Bankers Trust Company
                              4 Albany Street
                              New York, New York  10006
                              Attention:       Corporate Trust and Agency
                                               Group/Structured Finance

                              Telephone:       (212) 250-6501
                              Telecopier:      (212) 250-6439

         LESSOR:              Team Fleet Financing Corporation
                              4225 Naperville Road
                              Lisle, Illinois  60535-3662
                              Attention:       Mark Bobek
                              Telephone:       (630) 955-7276
                              Telecopier:      (630) 955-7799

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

         36. LIABILITY. Each member of the Lessee Group shall be held jointly and severally liable for all of the obligations of each other member of the Lessee Group hereunder.

         37. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         38. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         39. EFFECTIVENESS. This Agreement shall become effective concurrently with the issuance of the Series 2000-1 Note as the first Group II Series of Notes.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            LESSOR:

                                            TEAM FLEET FINANCING CORPORATION

                                            By: /s/ Mark Bobek
                                               ---------------------------------
                                               Name:  Mark Bobek
                                               Title: President

                                            LESSEES:

                                            BUDGET RENT-A-CAR SYSTEMS, INC.
                                            NYRAC, INC.
                                            PREMIER CAR RENTAL LLC.
                                            RYDER TRS, INC.

                                            By: /s/ Sheri Young
                                               ---------------------------------
                                               Name:  Sheri Young
                                               Title:  Vice President

                                            GUARANTOR:

                                            BUDGET GROUP, INC.

                                            By: /s/ Mark Bobek
                                               ---------------------------------
                                               Name:  Mark Bobek
                                               Title: Vice President, Treasurer

RECEIVED THIS FEBRUARY 25, 2000:

BANKERS TRUST COMPANY, as
Trustee



By: /s/ Franco B. Talavera
   ----------------------------
   Name:  Franco B. Talavera
   Title: Assistant Vice President

                                                                         ANNEX A




                                     ANNEX

                                     TO THE

                 MASTER MOTOR VEHICLE LEASE AGREEMENT GROUP II

                         Dated as of February 25, 2000

                                     among

                       TEAM FLEET FINANCING CORPORATION,
                                   as Lessor

                              BUDGET GROUP, INC.,
                                  as Guarantor

                                      and

                        BUDGET RENT A CAR SYSTEMS, INC.

  and those Subsidiaries, Affiliates and Non-Affiliates of Budget Group, Inc.
                         named on Schedule 1 as Lessees

         1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Lessor-Owned Vehicles by the Lessor pursuant to the Agreement, as supplemented by this Lease Annex (collectively, the "Operating Lease").

         2. General Agreement. With respect to the Lessor-Owned Vehicles, the Lessees and the Lessor intend that the Agreement, as supplemented by this Lease Annex, is an operating lease and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lessor and lessees, and the Lessees hereby declare, acknowledge and agree that the Lessor has title to and is the owner of the Lessor-Owned Vehicles. The Lessees shall not acquire by virtue of the Lease any right, equity, title or interest in or to any Lessor-Owned Vehicles, except the right to use the same under the terms of the Operating Lease. The parties agree that the Operating Lease is a "true lease" for all legal, accounting, tax and other purposes and agree to treat the Operating Lease, as it applies to the Lessor-Owned Vehicles, as an operating lease for all purposes, including tax, accounting and otherwise. The parties will file all federal, state and local tax returns and reports in a manner consistent with the preceding sentence.

         3. Operating Lease Commitment. (1) The Lessor shall, from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, subject to the terms and conditions of the Agreement, refinance Lessor-Owned Vehicles that are Refinanced Vehicles and purchase Lessor-Owned Vehicles identified in Group II Vehicle Orders placed by a Lessee and, simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the related Lessee with respect to such Group II Vehicles; provided, that the aggregate Net Book Value of Lessor-Owned Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less
(b) the Base Amount as of such date with respect to the Financing Lease.

         4. Reserved.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Lessor-Owned Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 24 months from the Vehicle Lease Commencement Date; provided that the maximum Vehicle lease term for any Vehicle may be such longer period with respect to which Rating Agency Confirmation has been obtained. On the occurrence of such date for a Group II Vehicle not previously disposed of, the applicable Lessee shall,
(a) on behalf of the Lessor, promptly dispose of such Group II Vehicle in accordance with the terms hereof and in accordance with any instructions of the Lessor for such disposition, (b) in each case, provide that Disposition Proceeds be paid directly to the Collection Account for the benefit of the Group II Noteholders and (c) pay to the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from such Lessee under the Lease in respect of such Vehicle.

                                    Annex A

         6. Lessees's Rights to Purchase Vehicles. The related Lessee will have the option, exercisable during the Vehicle Term with respect to any Lessor-Owned Vehicle leased by it hereunder, to purchase such Lessor-Owned Vehicle at a purchase price equal to the greater of (a) the applicable Net Book Value or (b) the Fair Market Value of the Group II Vehicle (such greater amount, the "Vehicle Purchase Price," with respect to Group II Repurchase Vehicles, in which event such Lessee will pay the Vehicle Purchase Price to the Lessor on or before the Due Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Lessor-Owned Vehicle which was leased by such Lessee under this Agreement, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Trustee on or before the Due Date next succeeding such purchase by the Lessee. Upon receipt of such purchase price by the Trustee, the Lessor, at the request of the Lessee, shall cause title to any such Group II Vehicle or Manufacturer Receivable, as applicable, to be transferred to the applicable Lessee, and the Lien of the Trustee on such Group II Vehicle shall be released thereby.

         7. Vehicle Disposition. The Lessees agree that, with respect to Lessor-Owned Vehicles, each Lessee shall use its commercially reasonable efforts to return each Group II Repurchase Vehicle to the related Manufacturer (a) not prior to the end of the Minimum Term for such Vehicle, and (b) not later than the end of the Maximum Term for such Vehicle; provided, however, if for any reason, a Lessee fails to deliver such a Group II Repurchase Vehicle to the applicable Manufacturer for repurchase by the Manufacturer in accordance with the applicable Repurchase Program, during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall be obligated to purchase such Group II Repurchase Vehicle as provided in Section 12 of the Agreement. Each Lessee shall, with respect to Lessor-Owned Vehicles leased by it hereunder, pay the equivalent of the Rent for the Minimum Term for Group II Repurchase Vehicles returned before the expiration of the Minimum Term, regardless of actual usage, unless such a Group II Repurchase Vehicle is a Casualty, which will be handled in accordance with Section 6 of the Agreement. All Disposition Proceeds due from the disposition of Group II Repurchase Vehicles pursuant to this Section shall be due and payable to the Lessor. Each Lessee shall use commercially reasonable efforts to cause all proceeds from the disposition of Group II Vehicles pursuant to this Section to be paid directly to the Collection Account; provided that, to the extent that any Lessee receives any such proceeds directly, it shall deliver such proceeds to the Trustee within five days of receipt thereof for deposit into the Collection Account.

         8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in the Agreement, the Lessor shall have the right, at any time after the date 45 days prior to the expiration of the Maximum Term for any Group II Vehicle leased under this Annex A, to require that the Lessee thereof, and the Lessee shall have the obligation to (a) deliver such Group II Vehicle to

                                    Annex A
the Manufacturer for repurchase (if such Group II Vehicle is a Group II Repurchase Vehicle) or (b) exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value thereof (if such Group II Vehicle is a Group II Repurchase Vehicle). If a sale of the Vehicle to a third party is arranged by the Lessee prior to the expiration of such Maximum Term in accordance with the foregoing, then the Lessee shall deliver the Group II Vehicle to the purchaser thereof, the Lien of the Trustee on the Certificate of Title of such Group II Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of a Group II Repurchase Vehicle on or before the 30th day prior to the expiration of such Maximum Term, then the Lessee shall cease attempting to arrange for such a sale and shall return such Group II Repurchase Vehicle to the applicable Manufacturer or purchase such Group II Vehicle as herein provided. In no event may any Group II Repurchase Vehicle be sold pursuant to this paragraph 8 (other than pursuant to a Repurchase Program) unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Group II Vehicle less reasonably predictable Excess Mileage Charges, Excess Damage Charges and other similar charges imposed by the Manufacturer.

         9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

               (a) Certain Definitions. As used herein the following terms have the following meanings:

                    "Monthly Base Rent" with respect to each Due Date and each
               Lessor-Owned Vehicle leased under this Agreement during the Related Month shall be the sum of all Depreciation Charges that have accrued with respect to such Group II Vehicle during the Related Month.

                    "Monthly Variable Rent" with respect to each Due Date and
               each Lessor-Owned Vehicle leased under this Agreement on any day during the Related Month shall equal the sum of (a) an amount equal to the Net Book Value of such Group II Vehicle, with respect to each Group II Repurchase Vehicle, during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) the sum of all Carrying Charges for each Group II Series of Notes for the Related Month less (y) any accrued earnings on Permitted Investments in the Group II Collection Account which are accrued through the last Business Day of the Related Month and maturing by the next Distribution Date and (ii) a fraction, the numerator of which is the Net Book Value of such Group II Vehicle, with respect to each Group II Repurchase Vehicle, with respect to each Group II Non-Repurchase Vehicle, and the denominator of which is the sum of the Net Book Values of all

                                    Annex A

               Group II Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Group II Vehicle on a day other than the last day of a Related Month, the Monthly Variable Rent for such Group II Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Group II Vehicle, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by
               (c) the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month. In the event the Vehicle Lease Expiration Date occurs with respect to such Vehicle on a day other than the last day of the Related Month, the Monthly Variable Rent for such Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Group II Vehicle for the Related Month, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date.

                    "Rent", with respect to Lessor-Owned Vehicles, means Monthly
               Base Rent and Monthly Variable Rent.

                    "VFR" for any period with respect to any Group II Series of
               Notes, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Group II Series of Notes divided by (ii) the average daily Invested Amounts of all such Group II Series of Notes during such period.

                    (b) Payment of Rent. On each Due Date:

                    (i) Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Group II Vehicle leased hereunder by such Lessee; and

                    (ii) Monthly Variable Rent. Each Lessee shall pay to the
               Lessor all Monthly Variable Rent that has accrued during the Related Month with respect to each Group II Vehicle leased hereunder by such Lessee.

                    (iii) Prepayments. On any date, a Lessee may prepay to the
               Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Lessor-Owned Vehicles leased by such Lessee.

         10. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND THE LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE

                                    Annex A

ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessees hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of each Lessee to reject Group II Vehicles pursuant to Section 2.2 of the Agreement) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Group II Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Group II Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Group II Vehicles or any part thereof;
(iv) any defect in or any Lien on title to the Group II Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the relevant Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the relevant Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the relevant Lessee has or might have against any Person, including without limitation the Lessor;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the relevant Lessee or otherwise; (x) any insurance premiums payable by the relevant Lessee with respect to the Group II Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the relevant Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Operating Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of each Lessees herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         11. Liens. Except for Permitted Liens, each Lessee shall keep all Group II Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Termination Date for each Group II Vehicle leased hereunder should any such Lien exist the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof,

                                    Annex A
including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Group II Vehicles without consent of the relevant Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Agreement, the Lessor must obtain the prior written consent of such Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of such Lessee under this Agreement.

         12. Non-Disturbance. So long as a Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Group II Vehicles leased by it hereunder will not be disturbed during the Term subject, however, to paragraph 8 of this Annex A to the Lease and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Group II Vehicles without disturbing the ordinary conduct of the Lessees's business. Upon the request of the Lessor or the Trustee, from time to time, each Lessee will make reasonable efforts to confirm to the Lessor and the Trustee the location, mileage and condition of each Group II Vehicle leased by it hereunder and to make available for the Lessor's or the Trustee's inspection within a reasonable time period, not to exceed 45 days, such Group II Vehicles at the location where such Group II Vehicles are normally domiciled. Further, each Lessee will, during normal business hours and with a notice of three Business Days, make its records pertaining to the Group II Vehicles available to the Lessor or the Trustee for inspection at the location where the Lessees's records are normally domiciled.

         13. Certain Risks of Loss Borne by Lessees. Upon delivery of a Group II Vehicle to a Lessee, as between the Lessor and the Lessees, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Group II Vehicle, including personal injury or death and property damage, arising with respect to such Group II Vehicle due to the manufacture, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Group II Vehicle, howsoever arising.

         14. Title. This is an agreement to lease only, and title to the Lessor-Owned Vehicles will at all times remain in the Lessor's name. The Lessees will not have any rights or interest in such Group II Vehicles whatsoever other than the rights of possession and use of such Group II Vehicles as provided by this Agreement. In addition, each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Repurchase Programs as they relate to the Lessor-Owned Vehicles leased hereunder and (ii) the Lessee has no right, title or interest in any Repurchase Program as it relates to any Lessor-Owned Vehicle leased hereunder. To confirm the foregoing, each Lessees, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Repurchase Programs as they relate to the Lessor-Owned Vehicles leased by it hereunder.

                                     * * *

                                    Annex A

                                                                         ANNEX B




                                     ANNEX

                                     TO THE

       AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP II

                         Dated as of February 25, 2000

                                     among

                       TEAM FLEET FINANCING CORPORATION,
                                   as Lessor

                              BUDGET GROUP, INC.,
                                  as Guarantor

                                      and

                        BUDGET RENT A CAR SYSTEMS, INC.

   and those Subsidiaries, Affiliates and Non-Affiliates of Budget Group, Inc.
                         named on Schedule 1 as Lessees

         1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by the Lessor pursuant to the Agreement, as supplemented by this Lease Annex (collectively, the "Financing Lease").

         2. General Agreement. With respect to the Financed Vehicles, the Lessees and the Lessor each intend that the Agreement, as supplemented by this Lease Annex, constitute a financing arrangement and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lender and borrower, and the Lessor hereby declares, acknowledges and agrees that the ownership of each Financed Vehicle leased hereunder rests solely with the Lessee thereof subject to the security interest granted hereunder to the Lessor.

         3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall (i) on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase, finance or refinance Financed Vehicles in the Initial Fleet and other Refinanced Vehicles identified in Refinancing Schedules for a purchase price equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase all other Financed Vehicles identified in Group II Vehicle Orders placed by the Lessees for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with the Lessees with respect to the Financed Vehicles, as the case may be; provided, that the aggregate outstanding Base Amount of the Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Lessor-Owned Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Lessor-Owned Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

         4. Reserved.

         5. Maximum Vehicle Lease Term. The maximum vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 60 months from the Vehicle Lease Commencement Date. On the occurrence of such date, each Lessee shall pay to the Lessor, in accordance with this Financing Lease, any amounts unpaid and owing under the Agreement and this Lease Annex in respect of such Group II Vehicle.

         6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this Paragraph 6:

               (a) Certain Definitions. As used herein the following terms have the following meanings:

                                    Annex B

               "Monthly Base Rent" with respect to each Due Date and each Financed Vehicle leased under this Agreement on any day during the Related Month shall be the sum of all Depreciation Charges that have accrued with respect to such Group II Vehicle during the Related Month.

               "Monthly Finance Rent" with respect to each Due Date and each Financed Vehicle subject to this Agreement shall equal the sum of (a) an amount equal to the Net Book Value of such Group II Vehicle, with respect to each Group II Repurchase Vehicle, during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) the sum of all Carrying Charges for each Group II Series of Notes for the Related Month less (y) any accrued earnings on Permitted Investments in the Group II Collection Account which are accrued through the last Business Day of the Related Month and maturing by the next Distribution Date and (ii) a fraction, the numerator of which is the Net Book Value of such Group II Vehicle, and the denominator of which is the sum of the Net Book Values of all Group II Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Group II Vehicle on a day other than the last day of a Related Month, the Monthly Finance Rent for such Group II Vehicle shall be equal to the product of (a) the Monthly Finance Rent otherwise payable with respect to such Group II Vehicle, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month. In the event the Vehicle Lease Expiration Date occurs with respect to such Group II Vehicle on a day other than the last day of the Related Month, the Monthly Finance Rent for such Group II Vehicle shall be equal to the product of (a) the Monthly Finance Rent otherwise payable with respect to such Group II Vehicle for the Related Month, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date.

               "Rent", with respect to Financed Vehicles, means Monthly Base Rent, Monthly Finance Rent, Monthly Supplemental Rent and Monthly Supplemental Payments.

               "VFR" for any period with respect to any Group II Series of Notes, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Group II Series of Notes divided by (ii) the average daily Invested Amounts of all such Group II Series of Notes during such period.

                                    Annex B

               "Monthly Supplemental Payment" with respect to each Due Date and all Group II Vehicles that were leased under this Financing Lease on any day during the Related Month shall be an amount equal to the sum of (i) the aggregate Termination Values (each as of the date on which such Financed Vehicle is no longer an Eligible Vehicle, becomes a Casualty or is sold, as applicable) of all the Financed Vehicles financed under this Finance Lease at any time during such Related Month that, without double counting, while so financed are no longer Eligible Repurchase Vehicles, have suffered a Casualty or are sold by the Lessee (it being understood that the Lessee has agreed to sell Financed Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person (including the Lessee) other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party pursuant to an Auction conducted through a Manufacturer's Repurchase Program, in each case, during the Related Month, plus (ii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Financed Vehicles financed under this Finance Lease that while so financed were returned by the Lessee to a Manufacturer or designated auction pursuant to a Repurchase Program with respect to which (x) the Repurchase Price or the Guaranteed Payment and Disposition Proceeds have been paid by such Manufacturer and/or the related auction dealers during the Related Month, (y) a Manufacturer Event of Default has occurred or (z) the 90th day after the Turnback Date with respect thereto has occurred during the Related Month and the Repurchase Price or Guaranteed Payment has not been received, plus (iii) the aggregate face amount of all the Manufacturer Receivables financed under this Finance Lease with respect to which (x) the Repurchase Price or the Guaranteed Payment and Disposition Proceeds have been paid by such Manufacturer and/or the related auction dealers during the Related Month, (y) a Manufacturer Event of Default has occurred or (z) the 90th day after the Turnback Date with respect thereto has occurred during the Related Month and the amount of such Manufacturer Receivable has not been received, plus (iv) the aggregate amount of all Auction Receivables financed under this Finance Lease with respect to which (x) the amount thereof has been paid by the related Auction Dealer or (y) the 10th day after the sale of the related Vehicle at auction has occurred during the Related Month and the amount of the related Auction Receivable has not been received, minus (v) any amounts received by the Lessor or the Trustee, or deposited into the Collection Account, during the Related Month representing (a) Repurchase Prices and Guaranteed Payments for repurchases or dispositions of Financed Vehicles or (b) the sales proceeds for sales of Financed Vehicles financed at the time of such sale under this Finance Lease to a third party other than to a Manufacturer. Solely for determining the amounts payable hereunder with respect to a Financed Vehicle that is a Group II Repurchase Vehicle that became a Casualty as a result of such Group II Repurchase Vehicle being held beyond the

                                    Annex B

          Maximum Term applicable thereto, such Group II Vehicle will be deemed to have become a Casualty upon the date the Maximum Term expires.

          (b) Payment of Rent. On each Due Date:

               (i) Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Group II Vehicle leased under the Finance Lease by such Lessee during the Related Month;

               (ii) Monthly Finance Rent. Each Lessee shall pay to the Lessor all Monthly Finance Rent that has accrued during the Related Month with respect to each Group II Vehicle leased under the Finance Lease by such Lessee during the Related Month; and

               (iii) Monthly Supplemental Payments. Each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to all Group II Vehicles that were leased under the Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Due Date pursuant to this Paragraph 6.

          (c) On the expiration of the Term of the Group II Master Lease, any remaining Base Amount, plus all other amounts payable by the Lessees under the Financing Lease shall be immediately due and payable.

          (d) On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Financed Vehicles leased by such Lessee. A Lessee may from time to time prepay the Base Amount of the Financing Lease with respect to a Financed Vehicle leased by it hereunder, in whole or in part, on any date, provided that such Lessee shall give the Lessor and the Trustee not less than one Business Day's prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

         7. Risk of Loss Borne by Lessees. Upon delivery of each Financed Vehicle to the Lessee thereof, as between the Lessor and the Lessee thereof, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Group II Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Group II Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection,

                                    Annex B
registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Group II Vehicle, howsoever arising.

         8. Mandatory Repurchase of Texas Vehicles and Hawaii Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Texas Vehicle or Hawaii Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Group II Vehicle pursuant to this Paragraph 8) and, prior to the expiration of the Maximum Term applicable thereto, the Lessee thereof shall purchase such Texas Vehicle or Hawaii Vehicle (including any such Group
II Vehicle which has become a Casualty) at a purchase price equal to the Net Book Value of such Group II Vehicle calculated as of the date of purchase (or, in the case of a Casualty, at a purchase price equal to the Monthly
Supplemental Payments accruing in respect of such Vehicle during the Related Month in which such Group II Vehicle became a Casualty), which shall be payable to the Trustee (together with all accrued and unpaid Rent and other payments due and payable on such Due Date with respect to such Texas Vehicle or Hawaii Vehicle through the date of such purchase) on or prior to the Due Date next succeeding such purchase by the Lessee. The Lessor shall cause title to each Texas Vehicle or Hawaii Vehicle to be transferred to the Lessee thereof, and the Servicer shall cause the Trustee to cause its Lien to be removed from the Certificate of Title for such Group II Vehicle, concurrently with or promptly after such purchase price for such Texas Vehicle or Hawaii Vehicle, as applicable, (and any such unpaid Rent and payments) is paid by the Lessee to the Trustee. Notwithstanding anything to the contrary in this Agreement, no Texas Vehicle or Hawaii Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Agreement), including by return to its Manufacturer pursuant to a Repurchase Program, prior to its purchase by the Lessee thereof pursuant to and in accordance with this Paragraph 8.

         9. Lessee's Rights to Purchase Manufacturer Receivables and Auction Receivables. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable or Auction Receivable related to a Financed Vehicle which was leased by such Lessee under this Agreement, to purchase such Manufacturer Receivable or Auction Receivable for a price equal to the amount due from the Manufacturer or Auction Dealer under such Manufacturer Receivable or Auction Receivable, as applicable, in which event the Lessee will pay such amount to the Trustee on or before the Due Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Trustee, the Lessor, at the request of the Lessee, shall cause title to any such Manufacturer Receivable or Auction Receivable, as applicable, to be transferred to the Lessee, and the Lien of the Trustee in such Manufacturer Receivable or Auction Receivable, as applicable, will automatically be released concurrently with or promptly after the purchase price for such Manufacturer Receivable or Auction Receivable, as applicable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts), is paid by the Lessee to the Trustee.

                                      * * *

                                    Annex B

                                                                      Schedule I


                    LESSEES AS OF SERIES 2000-1 CLOSING DATE

1.       BUDGET RENT-A-CAR SYSTEMS, INC.

2.       NYRAC, INC.

3.       PREMIER CAR RENTAL LLC

4.       RYDER TRS, INC.

                                                                     Schedule II


                                NOTICE ADDRESSES

BUDGET RENT-A-CAR SYSTEMS, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-7276
Telecopier:       630-955-7808


NYRAC, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-7276
Telecopier:       630-955-7808


PREMIER CAR RENTAL LLC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-7276
Telecopier:       630-955-7808


RYDER TRS, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-7276

Telecopier:       630-955-7808

                                                                   Schedule 28.8

                               BUSINESS LOCATIONS

BUDGET RENT-A-CAR SYSTEMS, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-1900
Telecopier:       630-955-7808


NYRAC, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-1900
Telecopier:       630-955-7808


PREMIER CAR RENTAL LLC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-1900
Telecopier:       630-955-7808


RYDER TRS, INC.

Address:          4225 Naperville Road
                  Lisle, IL

Attention:        Mark Bobek
Telephone:        630-955-1900

Telecopier:       630-955-7808

                                 ATTACHMENT A-1
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II


                           SCHEDULE OF INITIAL FLEET



          Information on Refinanced Vehicles (including Initial Fleet)
                            and Eligible Receivables

Refinanced Vehicles (including Initial Fleet)

1        Vehicle Model
2        Vehicle Identification Number (last eight digits) (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State
7        Lienholder
8        Amount to pay off existing indebtedness

Eligible Receivables

1        identity of obligor
2        amount of receivable
3        date of origination of receivable
4        vehicle identification number (VIN) of vehicles to which
            receivable relates (grouped by obligor)

                                 ATTACHMENT A-2
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II


                     Group II VEHICLE ACQUISITION SCHEDULE



                                 Vehicle Order


1        Vehicle Model
2        Vehicle Identification Number (last eight digits) (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State

                                  ATTACHMENT B
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II


                           FORM OF POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Team Fleet Financing Corporation does hereby make, constitute and appoint _________________________ its true and lawful Attorney(s)-in-fact for it and in its name, stead and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of Team Fleet Financing Corporation, the noting of the Lien of Bankers Trust Company, as trustee, as the first lienholder on certificates of title, the correction of any such certificate of title, the licensing and registration of motor vehicles and the transfer of title to the Manufacturer and to __________. This power is limited to the foregoing and specifically does not authorize the creation of any Liens or encumbrances on any of said motor vehicles.

         The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease five years from the date of execution as set forth below.

         IN WITNESS WHEREOF, Team Fleet Financing Corporation has caused this instrument to be executed on its behalf by its ____________________________ this _____ day of __________, 20__.

                                                TEAM FLEET FINANCING CORPORATION


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

State of------------------------------)
County of-----------------------------)


         Subscribed and sworn before me, a notary public, in and for said county and state, this __________ day of __________, 20___.


                                      ---------------------------------------
                                                   Notary Public

                                      My Commission Expires:
                                                            -----------------

                                  ATTACHMENT C
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II


                            FORM OF JOINDER IN LEASE


         THIS JOINDER IN LEASE AGREEMENT (this "Joinder") is executed as of __________ ___, 20___, by _______________, a _______________________________
("Joining Party"), and delivered to Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), as lessor pursuant to the Master Motor Vehicle Lease Agreement-Group II, dated as of February 25, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Lease"), among TFFC, Budget Systems, Inc. and those direct or indirect Subsidiaries and other Affiliates of Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc., that are listed on Schedule 1 to the Lease and those that become party to the Lease pursuant to the provisions of Section 23 thereof and those additional parties that are not direct or indirect Subsidiaries or other Affiliates of Budget that become parties to the Lease pursuant to the provisions of Section 23 thereof (individually, a "Lessee" and, collectively, the "Lessees"), and Budget, as guarantor. Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.


                                R E C I T A L S:


          WHEREAS, the Joining Party is a direct or indirect Subsidiary or other Affiliate of Budget; and

          WHEREAS, the Joining Party desires to become a "Lessee" under and pursuant to the Lease.

          NOW, THEREFORE, the Joining Party agrees as follows:

                               A G R E E M E N T:


         1. The Joining Party hereby represents and warrants to and in favor of TFFC and the Trustee that (i) [the Joining Party is a direct or indirect Subsidiary or Affiliate of Budget, (ii)] all of the conditions required to be satisfied pursuant to Section 23 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 28 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

         2. The Joining Party hereby agrees to assume all of the obligations of a "Lessee" under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.

         3. The Joining Party acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt, dated February 25, 2000, and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Joining Party hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to the Lessees or such Joining Party.

         4. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, TFFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

         IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                          [Name of Joining Party]


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:


Accepted and Acknowledged by:

TEAM FLEET FINANCING CORPORATION


By:
   -----------------------------
   Name:
   Title:

Consented to by:

BUDGET GROUP, INC.


By:
   -----------------------------
   Name:
   Title:

                                  ATTACHMENT D
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    Group II


                              FORM OF BILL OF SALE


         IN CONSIDERATION OF the payment of $_______________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [SELLER], a [state of incorporation] corporation (the "Seller"), does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto Team Fleet Financing Corporation, a Delaware corporation (the "Buyer"), its successors and assigns, forever, the entire right, title and interest of the Seller in, to and under all the Group II Vehicles listed and described in Schedule 1 attached hereto (the "Vehicles"), the Seller's interest in Repurchase Programs with respect to the Vehicles, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof (collectively, the "Transferred Assets"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Base Indenture dated as of December 1, 1996, as supplemented or amended by that certain Series Supplement dated February 25, 2000 among the Buyer, Budget and the Trustee, among the Buyer, Budget Group, Inc. ("Budget"), a Delaware corporation, as Servicer and Budget Interestholder, and Bankers Trust Company, a New York Banking Corporation, as the Trustee (the "Trustee").

         The Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Buyer or in the name of the Seller, but for the benefit and at the expense of the Buyer, to collect, demand and receive any and all Transferred Assets, to collect any accounts receivable included in the Transferred Assets and to endorse in the name of the Seller any checks or drafts received in payment thereof and to enforce by appropriate proceedings any claim, right or title of any kind in or to the Transferred Assets. The foregoing shall include, without limitation, the right to change the holder of title on the certificates of title included within the Transferred Assets. The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller for any reason.

         From and after the date hereof, upon request of the Buyer, the Seller, at its own expense, shall do such further and other acts and execute such further and other agreements, assignments, bills of sale, certificates (including Certificates of Title), powers, instruments and other documents as the Buyer may deem necessary, desirable or appropriate to vest in the Buyer or further assure to the Buyer all right, title and interest of the Seller in, to and under the Transferred Assets.

         IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of _______________, 20___.


                                           [SELLER]


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE 1
                                                                 TO BILL OF SALE


                                    VEHICLES

                 VIN                                NET BOOK VALUE
                 ---                                --------------














                 -------------                      --------------
                                                    $
                 Total:                             ==============